UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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INFINITY PROPERTY AND CASUALTY CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INFINITY PROPERTY AND CASUALTY CORPORATION

3700 Colonnade Parkway

Suite 600

Birmingham, Alabama 35243

Notice of Annual Meeting of Shareholders

and Proxy Statement

To be Held on May 25, 2011

Dear Shareholder:

We invite you to attend our Annual Meeting of Shareholders on May 25, 2011, in Birmingham, Alabama. At the meeting, you will hear a report on our operations and have an opportunity to meet our directors and executives.

This booklet includes the formal notice of the meeting and the Proxy Statement. The Proxy Statement tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and provides information about the nominees to our Board.

We are pleased again to take advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, this Notice of Annual Meeting of Shareholders contains instructions on how to access and review our Proxy Statement and our 2010 Annual Report over the Internet. The Company believes this process allows us to provide our shareholders with the information they need in a timelier manner.

All shareholders are important to us. We want your shares to be represented at the meeting and urge you either to use the electronic voting system, if available to you through your broker, or to promptly complete and return your proxy form.

James H. Romaker
Secretary

Birmingham, Alabama

April 18, 2011

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF INFINITY PROPERTY AND CASUALTY CORPORATION

Date:	Wednesday, May 25, 2011

Time:	10:00 a.m., Central Daylight Time

Place:	Tutwiler Hotel 2021 Park Place North Birmingham, Alabama 35203

Purpose:	• To elect ten directors identified in the Proxy Statement

• To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm

• To conduct an advisory vote on compensation of our named executive officers

• To conduct an advisory vote on the frequency of future advisory votes on compensation of our named executive officers

• To conduct any other business that may properly be raised

Record Date:	March 29, 2011

Mailing Date:	Approximately April 18, 2011

INFINITY PROPERTY AND CASUALTY CORPORATION

May 25, 2011

***IMPORTANT NOTICE***

Regarding Internet Availability of Proxy Materials

for the Annual Meeting to be held on May 25, 2011

You are receiving this communication because you hold shares in Infinity Property and Casualty Corporation, and the materials you should review before you cast your vote are now available.

The Proxy Statement and 2010 Annual Report are available at

http://ir.ipacc.com/phoenix.zhtml?c=136099&p=irol-reports

GENERAL INFORMATION

Who may vote

Shareholders, as recorded in our stock register on March 29, 2011, may vote at the meeting. As of that date, we had 12,404,072 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter to be considered at the meeting.

How to vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

Written Proxy. All shareholders can vote by completing and returning the attached proxy card.

Telephone and Internet Proxy. Some shareholders can also vote by touchtone telephone and/or the Internet. The use of electronic voting via the telephone and the Internet is dependent upon how a shareholder holds shares and, if held through a broker, each shareholder’s particular broker. Please follow the instructions provided on the proxy card if electronic voting is made available to you and if you wish to vote electronically. Please note that you may be unable to access electronic voting after 11:59 p.m., May 24, 2011.

Access to the Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K and the Annual Report to Shareholders

The Notice of Annual Meeting, Proxy Statement and 2010 Annual Report to Shareholders are available under the Investor Relations section of our website located at www.infinityauto.com. The Annual Report on Form 10-K is also available under the Investor Relations section of our website located at www.infinityauto.com. We will also provide a copy of any of these documents to any shareholder free of charge, upon request by calling (205) 803-8186, by e-mailing investor.relations@infinity-insurance.com or by writing to: Infinity Property and Casualty Corporation, Attn: Investor Relations, 3700 Colonnade Parkway, Suite 600, Birmingham, AL 35243.

Street Name Holders. If you hold your shares in a bank or brokerage account, your bank or broker may also provide you copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

How proxies work

Our Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals or abstain from voting on any or all matters.

If you sign and return the enclosed proxy card but do not specify how to vote, your shares will be voted in accordance with the recommendations of our Board of Directors, namely “FOR” our director candidates, “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm, “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement and “FOR” a frequency of every one year for future advisory votes on executive compensation. If any other matters properly come before the meeting or any postponement or adjournment thereof, each properly executed proxy card will be voted in the discretion of the named proxies. Management has not received proper notice of any matters to be presented at the meeting other than those proposed in this Proxy Statement.

Banks or brokers holding shares for beneficial owners must vote those shares as instructed. If the bank or broker has not received instructions from you, the beneficial owner, the bank or broker generally has discretionary voting power only with respect to the ratification of appointment of the independent registered public accounting firm. It is therefore important that you provide instructions to your bank or broker if your shares are held by such a bank or broker so that your vote with respect to all other matters is counted.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may receive materials from them asking how you wish to vote.

Revoking a proxy

You may revoke your proxy before it is voted at the meeting by submitting a new proxy with a later date (or by recording a later telephone or Internet proxy), by voting in person at the meeting, or by notifying our Corporate Secretary in writing at the address of our principal executive offices as listed on the front page of the Proxy Statement.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Abstentions and broker non-votes are considered present for purposes of determining whether a quorum is present. Broker non-votes occur when a broker returns a proxy card but does not have authority to vote on a particular proposal.

Vote Tabulation

Votes will be tabulated and the results certified by or under the direction of an Inspector of Elections, who may be an employee of ours.

The ten director candidates who receive the greatest number of “FOR” votes will be elected to serve as directors on the Board. Abstentions and broker non-votes will not be counted as votes cast.

The advisory vote on the frequency of future advisory votes on executive compensation (every one, two, or three years) (Proposal 4) is a plurality vote, and we will consider shareholders to have expressed a non-binding preference for the frequency option that receives the most favorable votes. Abstentions will have the same effect as not expressing a preference.

Approval of all other matters at the meeting, including approval on an advisory basis of our executive compensation (Proposal 3), or of postponement or adjournment, require the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes cast.

Proxy Solicitation

Our Board is soliciting your proxy for use at the Annual Meeting of Shareholders and at any postponement or adjournment of the Annual Meeting of Shareholders. We will bear the costs of the proxy solicitation, including the reimbursement of banks and brokers for reasonable expenses of sending out our proxy materials to the beneficial owners of our common stock. We have engaged D.F. King & Co., Inc. to assist us in soliciting proxies for a fee of $10,000, plus out-of-pocket expenses. In addition to solicitation by mail, our officers, directors and employees may solicit proxies in person, by telephone, by facsimile and by e-mail.

Other Matters

Any other matters considered at the meeting, including postponement or adjournment, will require the affirmative vote of a majority of the votes cast.

Cumulative Voting

In voting to elect directors, shareholders are entitled to cumulate their votes and to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or to distribute their votes on the same principle among as many candidates as the shareholder so desires. In order to invoke cumulative voting, notice of cumulative voting must be given in writing by a shareholder to our Corporate Secretary at the address as listed on the first page of this Proxy Statement not less than 48 hours prior to the Annual Meeting. The proxies solicited include discretionary authority to cumulate votes.

PROPOSAL 1:	ELECTION OF DIRECTORS

Our Amended and Restated Articles of Incorporation provide that the Board of Directors consists of one class of directors with a term ending at each annual meeting of shareholders. The size of the Board shall be deemed to be equal to the number of directors elected at the 2011 Annual Meeting of Shareholders. Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Teresa A. Canida, Jorge G. Castro, James R. Gober, Harold E. Layman, Drayton Nabers, Jr., Samuel J. Simon, Roger Smith, William Stancil Starnes, Gregory C. Thomas and Samuel J. Weinhoff for re-election to the Board of Directors.

Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the 2011 Annual Meeting of Shareholders will be elected to hold office until the expiration of each elected director’s term at the next Annual Meeting of Shareholders.

We have no reason to believe that any of the director nominees will be unable or unwilling to serve if elected. However, if any director nominee becomes unavailable or unwilling to serve before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

The Board recommends you vote FOR each of the following nominees:

Nominee

Business Experience

(Additional information regarding each director’s specific experience, qualifications, attributes and skills is contained within the Nominating and Corporate Governance Committee section of this Proxy Statement)

TERESA A. CANIDA Age 57

Elected Director in May 2009.

Currently serving as President of Taplin, Canida & Habacht LLC since 2008.

Previously served as President, Managing Principal and Chief Compliance Officer of Taplin, Canida & Habacht, Inc. (predecessor to Taplin, Canida & Habacht LLC) from 1985 to 2008.

JORGE G. CASTRO Age 53

Elected Director in August 2003.

Currently serving as Chief Executive Officer for Lombardia Capital Partners since 2005.

Previously served as Vice Chairman of Lombardia Capital Partners from 2003 until 2005.

Previously served as Chief Executive Officer and Chief Investment Officer of CIC/HCM Asset Management from 1989 to 2003.

Nominee

Business Experience

(Additional information regarding each director’s specific
experience, qualifications, attributes and skills is contained within the Nominating and Corporate Governance Committee section of this Proxy Statement)

JAMES R. GOBER Age 59

Elected Director in December 2002.

Currently serving as our Chief Executive Officer and President since 2002 and Chairman of the Board since December 2003.

Previously served in various executive roles within each of Infinity’s insurance company subsidiaries since 1991.

HAROLD E. LAYMAN Age 64

Elected Director in August 2003.

Currently serving as a member of Blount International, Inc.’s Board of Directors since 1999, as a member and Chairman of its Compensation Committee, and as a member of its Nominating and Corporate Governance Committee.

Currently serving as a member of GrafTech International, Ltd.’s Board of Directors since 2003, as a member of its Nominating and Corporate Governance Committee and as a member and Chairman of its Organization, Compensation and Pension Committee.

Previously served as President and Chief Executive Officer of Blount International, Inc. until 2002.

Previously served as a member of Grant Prideco, Inc.’s Board of Directors and as Chairman of its Audit Committee from 2003 until 2008.

DRAYTON NABERS, JR. Age 70

Elected Director in May 2007.

Currently serving as a shareholder in the law firm of Maynard, Cooper & Gale, P.C. since 2007.

Currently serving as a member of ProAssurance Corporation’s Board of Directors since 2007 and as a member and Chairman of its Audit Committee.

Previously served as a member of the Board of Directors of Alabama National Bancorporation from 2007 until 2008.

Previously served as the Chief Justice of the Alabama Supreme Court from 2004 until 2007.

Previously served as the Director of Finance for the State of Alabama from 2003 until 2004.

Previously served as the Chairman of the Board of Directors of Protective Life Corporation until 2002.

Nominee

Business Experience

(Additional information regarding each director’s specific
experience, qualifications, attributes and skills is
contained within the Nominating and Corporate
Governance Committee section of this Proxy Statement)

SAMUEL J. SIMON Age 54

Elected Director in December 2003.

Currently serving as our General Counsel since 2002, Executive Vice President since 2005 and Assistant Secretary since 2010, and served as Secretary from 2003 until 2010.

Previously served in various legal and executive capacities with Infinity’s former parent company, American Financial Group, Inc. (“AFG”), since 1986.

ROGER SMITH Age 50

Elected Director in December 2003.

Currently serving as our Chief Financial Officer and Treasurer since 2002 and Executive Vice President since 2005.

Previously served in various executive capacities with Great American Insurance Company, a wholly-owned subsidiary of AFG, from 1987 until 2003.

WILLIAM STANCIL STARNES Age 62

Elected Director in May 2008.

Currently serving as Chairman of the Board of Directors and Chief Executive Officer of ProAssurance Corporation since 2007.

Previously served as a member of the Board of Directors of Alabama National Bancorporation from 1998 until 2008.

Previously served as President of Administration and Planning for Brasfield & Gorrie from 2006 until 2007.

Previously served as Senior Partner of the law firm of Starnes & Atchison LLP until 2006.

GREGORY C. THOMAS Age 63	Elected Director in February 2003. Currently retired after serving until 1996 as Chief Financial Officer and Executive Vice President of Citicasters, Inc. and its predecessor public company.

Nominee

Business Experience

(Additional information regarding each director’s specific
experience, qualifications, attributes and skills is contained within the Nominating and Corporate Governance Committee section of this Proxy Statement)

SAMUEL J. WEINHOFF Age 60

Elected Director in May 2004.

Currently serving as an insurance industry consultant.

Currently serving as a member of Allied World Assurance Company Holdings, Ltd.’s Board of Directors since 2006 and as a member of its Audit Committee and its Executive Committee.

Previously served as a member of Inter-Atlantic Financial, Inc.’s Board of Directors from 2007 until 2009.

Previously served as Managing Director and Head of Schroders & Co.’s U. S. Financial Institutions Group, Investment Banking from 1997 until 2000.

Previously served as Managing Director at Lehman Brothers from 1985 until 1997.

PROPOSAL 2:	RATIFICATION OF ERNST & YOUNG LLP AS INFINITY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has recommended the selection and appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2011. If the shareholders do not ratify the selection, the Audit Committee may reconsider its selection or decide to continue the engagement of Ernst & Young LLP. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines a change would be in the best interests of Infinity and the shareholders.

The Board recommends you vote

FOR

ratification of Ernst & Young LLP as Infinity’s Independent Registered Public Accounting Firm.

PROPOSAL 3:	ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Act”), enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As described in detail below under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our shareholders. We structure our programs to discourage excessive risk-taking through a balanced use of compensation vehicles and metrics with an overall goal of delivering sustained long-term shareholder value while aligning our executives’ interests with those of our shareholders. Further, our programs require that a substantial portion of each named executive officer’s compensation be contingent on delivering performance results that benefit our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return.

The vote on this matter is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee. The Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Accordingly, we ask our shareholders to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

The Board recommends you vote

FOR

approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL 4:	ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd Act also provides that shareholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission, which we refer to as an advisory vote on executive compensation. By voting with respect to this Proposal 4, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one year, two years or three years.

Our Board has determined that an advisory vote on executive compensation that occurs each year is the most appropriate alternative for the Company at this time, and therefore, our Board recommends that you vote for annual advisory votes on executive compensation. The Board has determined that an annual advisory vote on executive compensation will allow our shareholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the Proxy Statement each year. The Board believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters. However, shareholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of shareholders.

This vote is advisory and not binding on the Company or our Board in any way. The Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

Shareholders may cast a vote on the preferred voting frequency by selecting the option of every one year, two years or three years (or abstain) when voting in response to this Proposal 4.

The Board recommends that you vote

FOR the option of “one year”

as the preferred frequency for future advisory votes on executive compensation.

THE BOARD OF DIRECTORS

General

Infinity is an Ohio corporation and, therefore, governed by the corporate laws of Ohio. Because our stock is publicly traded on the Nasdaq Global Select Market and we file reports with the Securities and Exchange Commission, we are also subject to Nasdaq rules as well as various provisions of federal securities laws.

Governance of the corporation is placed in the hands of the directors who, in turn, elect officers to manage the business operations. The Board oversees the management of Infinity on your behalf. It reviews Infinity’s long-term strategic plans and exercises direct decision making authority in all major decisions, such as acquisitions, the declaration of dividends and undertaking major capital and financing initiatives.

The full Board of Directors met six times during 2010, including one meeting consisting of a two-day Board retreat. During 2010, each director attended at least 75% of the total number of meetings held by the Board and by the Committees on which the director served. The independent members of the Board met three times in 2010 without the presence of management directors.

Our policy is to require director attendance at annual meetings of shareholders. Our Chairman excused one director from attending the 2010 annual meeting of shareholders due to an obligation involving an immediate family member. As such, nine of our ten directors attended the 2010 annual meeting of shareholders.

Leadership Structure

Our Board of Directors has chosen not to separate the roles of Chairman and Chief Executive Officer (“CEO”) but has utilized a lead director (the “Lead Director”) since 2004. On May 26, 2010, the independent directors appointed Drayton Nabers, Jr. to serve as the Lead Director and to preside at all Board and Executive Committee meetings until the next annual meeting of shareholders and until his successor is appointed. Our Board, acting through its Nominating and Corporate Governance Committee, has determined, at this time, to utilize a leadership structure of combining the roles of Chairman and CEO based upon the following:

•	The Company maintains a strong and independent Lead Director, as evidenced by the following:

•	The Lead Director has prior experience serving as Chairman of a publicly-traded insurance company and is therefore able to act as a strong, independent voice for the independent directors.

•	The Lead Director resides in Birmingham and is able to meet, in person, with management and serve as a liaison between management and the independent directors in between meetings of the Board.

•	The Lead Director reviews and approves the agendas for Board meetings.

•	The Board has established a practice of naming the Lead Director as Chairman of the Nominating and Corporate Governance Committee.

•	The Lead Director frequently meets with the independent directors in executive sessions, without the presence of management.

•	The Company has not encountered the problems frequently cited by proponents of separating the roles of Chairman and CEO, such as:

•

“Board capture”— The last three directors nominated to our Board were nominated based upon the recommendation of an independent director, not the CEO or any other employee director, and none of the current independent directors were nominated based upon the recommendation of the CEO or any other employee director.

•	“Fewer Board meetings per year”— Our Board meets at least five times a year, which it believes to be in-line with the number of Board meetings held by other companies of similar size and complexity.

•

“The presence of a classified Board structure”— The Company formerly maintained a classified Board structure, but upon the recommendation of the Board, the shareholders voted to declassify the Company’s Board in 2007.

•

“The presence of an executive committee”— The Board does maintain an executive committee. However, the Board believes that the risk of concentration of CEO power through this committee is moderated by:

•	electing only one (out of a total of four committee members) employee director, the CEO, to serve on this committee;

•	electing the Lead Director along with two other independent directors to serve on this committee; and

•

the historical practice of limiting the authority exercised by this committee to formally approving certain terms and the written form of agreement for transactions that have previously been discussed and for which the general concept of the transaction has been approved by the full Board.

•

Our Board believes that an active, independent Lead Director can be just as effective in implementing the corporate governance objectives designed to be achieved by separating the roles of Chairman and CEO.

Risk Oversight

The Company’s management, including and under the supervision of the CEO, has the primary responsibility for managing risks to the Company, subject to Board oversight. The Board has delegated certain of its risk oversight responsibilities to various Board committees. Specifically, the Board has assigned oversight of the Company’s risk management policies and procedures for risks associated with the Company’s investment portfolio to the Investment Committee and for risks associated with the Company’s compensation polices and practices to the Compensation Committee. The Board has delegated to the Audit Committee the responsibility for oversight of the Company’s risk management policies and procedures, except to the extent that such responsibility is delegated to the Investment or Compensation Committee or otherwise retained by the Board. All Board committees regularly report to the Board regarding matters considered and actions taken at committee meetings. Nevertheless, the Board believes that responsibility for oversight of the Company’s risk management efforts ultimately resides with the entire Board. As such, in 2010, the Board reviewed and discussed the Company’s risk management policies and procedures as part of a strategic planning session between the Board and senior management. Additionally, the Audit Committee, as part of its risk oversight function, held enterprise risk management discussions with certain members of the “Risk Committee” (defined below) and other members of management, including in-depth presentations and evaluations of certain defined risk areas, at several of its meetings.

The Company has historically conducted annual enterprise risk assessment surveys to identify, monitor and assess risk exposures. Survey participants include the Company’s named executive officers, Board members and certain senior managers and professionals in key departments. The survey results are considered by the Board and management in conjunction with the Company’s strategic planning process. The Company uses the survey results to identify the most critical risks facing the Company and to assist in its efforts to assess and monitor and to mitigate, control or avoid such risks. The survey results are also one of the factors considered by the Company’s Internal Audit Department in developing and establishing its annual internal audit plan.

In 2010, management assembled a Risk Management Committee (the “Risk Committee”), consisting of Messrs. Smith and Simon and other members of management from the Company’s legal, internal audit, and accounting and finance departments. This Risk Committee considered information in the aforementioned survey results to further expound the meaning and nature of and interconnectivity among risk areas.

THE COMMITTEES OF THE BOARD OF DIRECTORS

The directors have organized themselves into the Nominating and Corporate Governance Committee, Executive Committee, Compensation Committee, Audit Committee, and Investment Committee. Each of the Nominating and Corporate Governance, Compensation, Audit and Investment Committees is composed exclusively of Non-Employee Directors that meet the relevant independence requirements established by the Nasdaq Listing Rules, the Sarbanes-Oxley Act and Securities and Exchange Commission Rule 10A-3 that apply to their particular assignments. Our Board has determined that all nominees for election to the Board, with the exception of Messrs. Gober, Smith and Simon, meet the independence standards of Nasdaq Listing Rule 5605. Each committee’s charter is available under the Investor Relations section of our website located at www.infinityauto.com. Our Board has adopted a Code of Ethics, which is available under the Investor Relations section of our website located at www.infinityauto.com and which applies to all directors, executive officers and employees of the Company. A copy of the Code of Ethics will also be provided without charge upon written request sent to our Corporate Secretary at the address shown on the cover page of this Proxy Statement. To the extent permitted by Nasdaq Listing Rule 5610, any amendments to or waivers from the Code of Ethics will be posted on our website within four business days after the date of an amendment. Any amendments to or waivers from the Code of Ethics may be disclosed on Form 8-K filed with the SEC either in addition to or in lieu of the website disclosure.

Our Board has adopted a process to facilitate written communications by shareholders to the Board. Shareholders who wish to write to the Board or a specified director or committee of the Board should send correspondence to the Corporate Secretary at 3700 Colonnade Parkway, Suite 600, Birmingham, Alabama 35243. All communications received from shareholders are screened by the Corporate Secretary and, other than trivial or obscene items, are forwarded to the full Board, or to a specific Board member or committee if designated by the shareholder. Trivial items will be delivered to the Board at its next scheduled meeting. Anyone who wishes to communicate with a specific Board member or committee should send instructions asking that the submitted communication be forwarded to the director or to the appropriate committee chairman.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is composed of Drayton Nabers, Jr. (Chairman), Teresa A. Canida, Harold E. Layman and Samuel J. Weinhoff and met three times during 2010.

The Board of Directors has established a Charter for the Nominating and Corporate Governance Committee, which is available under the Investor Relations section of our website located at www.infinityauto.com and is reviewed annually by the Nominating and Corporate Governance Committee. Under the terms of its Charter, the Nominating and Corporate Governance Committee is responsible for considering and making recommendations concerning the composition, function and needs of the Board and reviewing, evaluating and developing corporate governance guidelines. In fulfilling its duties, the Nominating and Corporate Governance Committee, among other things, shall:

•	identify individuals qualified to be Board members consistent with criteria established by the Board;

•	lead all performance evaluations of the Board or of any Board committee;

•	recommend nominees to the Board for the next annual meeting of shareholders;

•	review the structure of the Board and its committees;

•	review each non-employee director’s relationships with the Company and recommend to the Board which directors should qualify as “independent” under applicable SEC and NASDAQ rules;

•	consider matters of corporate governance and establish and review the Corporate Governance Guidelines implemented by the Board;

•	consider issues involving possible conflicts of interest of Board members or the Company’s senior executives;

•	review and establish all matters pertaining to compensation, benefits, fees and retainers paid to directors; and

•	consider and review on an annual basis the succession plans for the Company’s named executive officers, with the succession planning for the CEO to be considered in conjunction with the Board.

Directors, members of management, shareholders, or industry or professional organizations may suggest nominees. The Nominating and Corporate Governance Committee is also able to use the services of a third-party executive search firm to assist it in identifying and evaluating possible nominees for director.

In identifying and considering candidates for nomination to our Board, whether recommended by officers, directors, shareholders or others, the Nominating and Corporate Governance Committee considers, in addition to the requirements set out in the Nominating and Corporate Governance Committee Charter, the needs of Infinity, the range of talent and experience represented on the Board and the personal qualities of a candidate that might contribute to the overall diversity of the Board. The Nominating and Corporate Governance Committee also evaluates the ability of a nominee to devote the time and attention necessary to fulfill his or her responsibilities. Shareholders desiring to submit recommendations for nominations by the Nominating and Corporate Governance Committee to the Board should direct them to the Corporate Secretary at the address shown on the cover page of this Proxy Statement.

The Nominating and Corporate Governance Committee recommended at its February 8, 2011 meeting that the Board nominate the current directors for re-election. The Nominating and Corporate Governance Committee considered the experience, qualifications, attributes and skills, as set forth below, of each such director in recommending the nominees to serve on the Board of Directors.

Nominee	Specific Experience, Qualifications, Attributes and Skills
Teresa A. Canida

This director was nominated to stand for re-election to the Board because of i) her knowledge of the financial markets and investment community, including her experience serving as managing principal of an investment advisory firm, ii) her entrepreneurial skills established through co-founding a multi-billion dollar investment advisory firm, iii) her knowledge and understanding of the Company’s core Hispanic customer base, and iv) her knowledge of the Company gained through her tenure on its Board of Directors.

Jorge G. Castro

This director was nominated to stand for re-election to the Board because of i) his knowledge of the financial markets and investment community, including his experience serving as CEO of a money management company, ii) his knowledge and understanding of the Company’s core Hispanic customer base, and iii) his knowledge of the Company gained through his tenure on its Board of Directors.

James R. Gober

This director was nominated to stand for re-election to the Board because of i) his position as Chairman, CEO and President of Infinity and the Board’s belief about the appropriateness of combining the roles of Chairman and CEO, ii) his extensive knowledge and understanding of all facets of Infinity’s operations and its personnel gained through his current position and his service with the Company (and its predecessor companies) in various capacities over several decades, iii) his managerial expertise demonstrated through the financial performance of the Company during his tenure, and iv) his extensive knowledge of and experience in the insurance industry.

Nominee	Specific Experience, Qualifications, Attributes and Skills
Harold E. Layman

This director was nominated to stand for re-election to the Board because of i) his managerial expertise gained through his service as Chairman and CEO of a publicly-traded company, ii) his knowledge of and experience in matters of corporate finance and corporate consolidations, and iii) his experience serving as a director of several publicly-traded companies, including Infinity, and his experience serving on the audit and compensation committees of other companies’ boards.

Drayton Nabers, Jr.

This director was nominated to stand for re-election to the Board because of i) his managerial expertise gained through his service in various capacities, including as Chairman, CEO and President of a publicly-traded life insurance company and as Director of Finance for the State of Alabama, ii) his legal knowledge and expertise gained through his service as Chief Justice of the Alabama Supreme Court, as General Counsel of a publicly-traded life insurance company, as a clerk for Justice Hugo Black of the U.S. Supreme Court, and as an attorney with a large Birmingham-based law firm, iii) his knowledge and understanding of the insurance industry, and iv) his experience serving on the Board of Directors of several publicly-traded companies, including Infinity and other companies in the financial services industry.

Samuel J. Simon

This director was nominated to stand for re-election to the Board because of i) his legal knowledge and experience in representing and advising boards of publicly-traded companies, including Infinity and its former parent corporation, ii) his extensive knowledge and understanding of the Company and the insurance industry gained through his service to the Company over several decades, and iii) his insight into the Company’s operations as a member of the Company’s senior management.

Roger Smith

This director was nominated to stand for re-election to the Board because of i) his extensive knowledge and understanding of the Company and the insurance industry gained through his service to the Company over several decades, and ii) his insight into the Company’s operations as a member of the Company’s senior management.

William Stancil Starnes

This director was nominated to stand for re-election to the Board because of i) his managerial expertise gained through his service as Chairman and CEO of a publicly-traded property and casualty insurance company, as the senior managing partner of a Birmingham-based law firm and as the President of Administration and Planning for a general contracting and construction management firm, ii) his knowledge of the property and casualty insurance industry, including his experience as an attorney representing insurance companies, and iii) his experience serving on the Board of Directors of several publicly-traded companies, including Infinity and other companies in the financial services industry.

Gregory C. Thomas

This director was nominated to stand for re-election to the Board because of i) his managerial and financial reporting expertise gained through his service in various capacities at publicly-traded companies, including serving as CFO and Executive Vice President, Manager of Internal Audit, and Controller and Chief Accounting Officer, ii) his auditing experience and risk assessment skills developed as a certified public accountant who, for eight years, worked at a legacy firm to one of the current Big 4 accounting firms, and iii) his experience serving on the Board of Directors of Infinity and of another publicly-traded company.

Nominee	Specific Experience, Qualifications, Attributes and Skills
Samuel J. Weinhoff

This director was nominated to stand for re-election to the Board because of i) his knowledge of the property and casualty insurance industry gained through his experience as a reinsurance underwriter, a buy and sell side equity research analyst and an insurance industry consultant, ii) his knowledge of the financial markets, investment community, and financial services industry gained from his service as a managing director with two different investment banks, and iii) his experience serving on the Board of Directors of several publicly-traded companies, including Infinity and other companies in the financial services industry.

AUDIT COMMITTEE

General

The Audit Committee is composed of Gregory C. Thomas (Chairman), Jorge G. Castro, William Stancil Starnes and Samuel J. Weinhoff and met four times during 2010. Each member of the Audit Committee meets the financial literacy requirements under the Nasdaq Listing Rules. Gregory C. Thomas, a licensed (non-practicing) certified public accountant and former Chief Financial Officer of a public company, has been designated as the Audit Committee financial expert. All members of the Audit Committee are “independent” as that term is used in the Nasdaq Listing Rules and under Rule 10A-3 of the Securities Exchange Act of 1934.

The Board of Directors has established a Charter for the Audit Committee, which is available under the Investor Relations section of our website located at www.infinityauto.com and is reviewed annually by the Audit Committee.

The Audit Committee oversees our accounting and financial reporting processes and audits of our financial statements by our independent registered public accounting firm (the “Independent Auditor”). The Audit Committee is responsible for the appointment, compensation, retention and oversight of our Independent Auditor. The Audit Committee also evaluates information received from the Independent Auditor and management to determine whether the Independent Auditor is independent of management. The Independent Auditor reports directly to the Audit Committee. Ernst & Young was the Independent Auditor retained by the Audit Committee for the 2010 fiscal year. Representatives from Ernst & Young will attend the 2011 Annual Meeting of Shareholders and will have an opportunity to make a statement and be available to respond to appropriate questions.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by Infinity concerning accounting, internal accounting controls or auditing matters, and has established procedures for the confidential and anonymous submission by employees of any concerns they may have regarding questionable accounting or auditing matters.

FEES PAID TO INDEPENDENT AUDITOR

The Audit Committee approved all of the fees provided below. Aggregate fees billed by Ernst & Young for the fiscal years ended December 31, 2010 and December 31, 2009 were:

	2010	2009
Audit Fees	$1,157,544	$1,209,851
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

	$1,157,544	$1,209,851

APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee, or its Chairman, pre-approves all audit and non-audit services (including the fees and terms of the services) performed by our Independent Auditor prior to the commencement of such services. The Chairman reports to the full Audit Committee at each of its meetings, and the Audit Committee considers and ratifies, where appropriate, those items that the Chairman properly authorized between meetings. For these purposes, the Audit Committee or its Chairman is provided with information as to the nature, extent and purpose of each proposed service, as well as the approximate timeframe and proposed cost arrangements for that service. No non-audit services were performed by our Independent Auditor during 2010 or 2009.

The Audit Committee has submitted the following report to shareholders:

REPORT OF THE AUDIT COMMITTEE

On February 25, 2010, the Audit Committee retained Ernst & Young as Infinity’s independent registered public accounting firm for fiscal year 2010. On August 3, 2010, the Audit Committee met with representatives of Ernst & Young and management and reviewed with them the proposed 2010 Audit Plan.

At its meeting on February 24, 2011, the Audit Committee reviewed and discussed with Ernst & Young (with and without management present) and with Infinity’s accounting and internal audit officers, the results of the 2010 audit, including the audited financial statements and management’s assessment of the effectiveness of internal controls. The Audit Committee discussed with Ernst & Young the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU § 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Ernst & Young provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young that firm’s independence. The Audit Committee determined that Ernst & Young was independent.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Infinity’s audited financial statements for the year ended December 31, 2010 be included in its Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee

Gregory C. Thomas (Chairman)

Jorge G. Castro

William Stancil Starnes

Samuel J. Weinhoff

INVESTMENT COMMITTEE

The Investment Committee is composed of Jorge G. Castro (Chairman), Teresa A. Canida and Drayton Nabers, Jr. and met four times during 2010. The Board of Directors has established a Charter for the Investment Committee, which is available under the Investor Relations section of our website located at www.infinityauto.com. The purpose of the Investment Committee is to assist the Board in monitoring, evaluating and overseeing the investment policy, strategies, transactions and performance of the Company and its subsidiaries. The Investment Committee is responsible for reviewing and approving the Company’s investment policy. The Company’s investment policy contains guidelines, objectives and standards designed to mitigate market, credit and liquidity risks through the establishment of parameters designed to achieve diversification of the Company’s fixed income investments. The Company’s investment policy also establishes a benchmark index against which the performance of its investment managers is assessed. The Investment Committee is, and pursuant to its Charter is required to be, composed of at least three directors that all satisfy the independence requirements established by the Nasdaq Listing Rules.

EXECUTIVE COMMITTEE

The Executive Committee is composed of James R. Gober (Chairman), Drayton Nabers, Jr., William Stancil Starnes, and Samuel J. Weinhoff and met once in 2010. The Executive Committee has the authority to exercise the power and authority of the Board of Directors between meetings of the Board, subject to any limitation imposed by law, the Amended and Restated Articles of Incorporation, the Code of Regulations or any resolution of our Board. On an emergency basis, the Executive Committee has the authority to appoint an interim CEO pending appointment of a permanent or successor interim CEO by the full Board. Our Board has established a Charter for the Executive Committee, which is available under the Investor Relations section of our website located at www.infinityauto.com.

COMPENSATION COMMITTEE

The Compensation Committee is composed of Harold E. Layman (Chairman), William Stancil Starnes and Gregory C. Thomas and met four times during 2010.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of the Company during the year ended December 31, 2010 nor has any member of the Compensation Committee been an officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee is responsible for establishing the Company’s executive compensation philosophy and the level of compensation of our named executive officers, which consist of James R. Gober, Chairman, CEO and President; Roger Smith, Executive Vice President, Chief Financial Officer and Treasurer; Samuel J. Simon, Executive Vice President, General Counsel and Assistant Secretary; Glen N. Godwin, Senior Vice President, Business Development and Scott C. Pitrone, Senior Vice President, Product Management (the “NEOs”). Our Board has established a Charter for our Compensation Committee, which is available under the Investor Relations section of our website at www.infinityauto.com and is reviewed annually by our Compensation Committee.

Executive Summary

Company Performance

During 2010, we experienced outstanding financial performance, highlighted by:

•	Operating Return on Average Invested Capital (excluding excess capital) of 12.6%.

•	Accident-Year Combined Ratio of 97.9%.

•	Growth in Gross Written Premiums of 12.2%.

These financial outcomes were key factors in our total shareholder return for 2010 of 53.4%, resulting in a closing share price on December 31, 2010 of $61.80 compared to our closing price on December 31, 2009 of $40.64.

2010 Compensation Decisions

We made the following executive compensation decisions with regard to our NEOs as a result of these financial results and shareholder return outcomes for 2010:

•	No change in NEO salaries during 2010.

•

We paid annual incentives to the NEOs that were 147.5% of target, representing maximum performance on Operating Return on Average Invested Capital and Growth in Gross Written Premium and just below target performance on Accident-Year Combined Ratio.

•

The Second Amended and Restated 2008 Performance Share Plan (the “Performance Share Plan”) for the 2008-2010 Performance Measurement Cycle paid out at 64.71% of target, driven by near maximum performance on Statutory Combined Ratio, below threshold performance for Growth in Net Written Premiums and a multiplier of 1.00 based on performance on the Compound Annual Growth Rate in Urban Zone Net Written Premiums measure.

•	We did not grant restricted stock in 2010.

•

The underlying values of previously granted Performance Share Units under the Performance Share Plan and restricted stock held by our NEOs increased proportionally to the total returns experienced by our shareholders.

Overall, the total cash compensation (the sum of salary and annual incentive compensation) for the NEOs, as a group, increased by 6.0% for 2010 compared to 2009. Total direct compensation (the sum of salary, annual incentive compensation and the payout from the Performance Share Plan) for the NEOs, as a group, increased by 40.7% for 2010 compared to 2009. The Compensation Committee believes the increase in compensation is an appropriate outcome for the level of financial performance delivered in 2010 and the related total shareholder return experienced by our shareholders.

2011 Compensation Decisions

We made the following compensation decisions in early 2011 related to our NEOs:

•	We increased the salaries of three NEOs (Messrs. Godwin, Pitrone and Smith).

•	We granted Performance Share Units to our NEOs for performance over the 2011-2013 Performance Measurement Cycle.

•

We intend to grant more restricted stock later in 2011, because the prior restricted stock grant, made in 2007, will vest in July 2011. The new grant of restricted stock will likely have a three-year cliff-vesting period and will help to ensure our NEOs are retained over the long-term.

Each of the 2011 compensation decisions was based on a reassessment of our executive pay programs, undertaken every three to four years, with the assistance of Pearl Meyer & Partners (“PM&P”), the Compensation Committee’s independent consultant.

Compensation Philosophy and Objectives

Our Compensation Committee focuses on the dual objectives of motivating the NEOs primarily through incentive plans of both short and long-term duration while also retaining them over the long-term. Currently, the incentive plans consist of a cash-based incentive plan based on the achievement of annual performance goals, and the Performance Share Plan that provides payouts in common stock based on the achievement of long-term goals. Our Compensation Committee believes compensation should be designed with sufficient base compensation to be competitive in the market and to avoid excessive turnover, while also containing a sufficient “at-risk” component so that the NEOs will have an incentive to perform at or above expectations.

While our Compensation Committee believes incentive compensation should include both a short and a long-term component, the Compensation Committee has not formulated any particular benchmark with respect to the percentage of compensation that should come from each component. Our Compensation Committee considers a number of factors when establishing or recommending overall compensation for key executives. These factors include, but are not limited to:

•	the extent to which corporate financial performance objectives have been met,

•	the scope of an individual’s responsibility and ability to influence the Company’s results and strategic initiatives,

•	financial performance over a sustained period of time,

•	the alignment of the interests of management with our Company’s shareholders,

•	the compensation levels and practices of peer group companies, and

•	the level of an individual’s experience, past performance and future potential.

It is also our Compensation Committee’s view that when considering compensation programs for employees, those occupying the highest positions of authority and responsibility should have a larger portion of their compensation tied to long-term performance and that such compensation should be linked more closely to the performance of the Company’s common stock, i.e. equity-based, as compared to those employees occupying lower level positions of authority and responsibility. This philosophy led to the adoption in 2008 of a performance share plan for the NEOs as a substitute for a cash-based long-term incentive compensation plan.

On an annual basis, our Compensation Committee approves incentive plans for the NEOs. Our Compensation Committee believes the Company’s operational performance is guided by two primary factors, combined ratio and growth in written premiums, which management must balance to obtain optimum results. Therefore, the annual and long-term incentive compensation plans for the NEOs contain performance goals based on these two factors, i.e. accident year combined ratio and growth in written premiums, measured either discretely or in combination with each other. Additionally, our Compensation Committee believes that return on capital is an important measure of the financial performance of the Company, and thus of significant importance to shareholders. Our Compensation Committee believes that operating return on average invested capital, excluding excess capital, is currently the most appropriate metric for measuring return on capital. Therefore, as in 2008 and 2009, growth in gross written premiums, accident year combined ratio and return on invested capital, excluding excess capital, were components of the NEOs’ 2010 annual incentive compensation. Similar measures are in place for the three-year performance period associated with our Performance Share Plan, including Statutory Combined Ratio (including Write Offs, Bad Faith Claims) and Growth in Net Written Premiums as the primary measures coupled with the Compound Annual Growth Rate in Urban Zone Net Written Premiums used as a multiplier. Since the majority of the incentive compensation attainable under both the annual and long-term incentive plans is contingent upon underwriting profitability (as opposed to rewarding growth in premiums without regard to profitability or rewarding gains arising from the Company’s investment portfolio), the Compensation Committee believes the incentive compensation plans do not encourage our NEOs to take unnecessary or excessive risks and are directly related to the Company’s financial goals and long-term strategy.

Principal Guides and Benchmarks Used for Setting Executive Compensation

Historical Background

In 2007, our Compensation Committee engaged PM&P to advise the Committee regarding compensation decisions for the NEOs, in selecting a peer group of companies from which to conduct competitive pay, financial performance, pay-for-performance and pay mix analysis, in developing a long-term incentive compensation program for the NEOs, in reviewing Non-Employee Director compensation, and to more broadly advise our Compensation Committee in formulating a more comprehensive compensation philosophy.

During 2008 and 2009, our Compensation Committee chose not to utilize outside compensation consulting services for the following reasons:

•	the Compensation Committee believed that compensation levels for the NEOs remained adequate,

•	the Compensation Committee was satisfied with the performance results achieved under the existing compensation structure,

•	neither the Compensation Committee nor management was proposing to add any new compensation components or significantly change any existing compensation component, and

•

there was no significant change in any NEO’s duties or responsibilities, other than the gradual shift in the duties and responsibilities of Messrs. Godwin and Pitrone from, in 2007, each having oversight of the Company’s business development and product management operations in the West and East region, respectively, to, in 2009, each officer’s current role.

Establishment of 2010 Compensation

During its February 22, 2010 meeting, our Compensation Committee considered the recommendations of Mr. Gober in establishing the 2010 compensation packages for the NEOs, other than himself, and in evaluating their performance, contributions, and the potential for further career advancement. At this meeting, the Compensation Committee elected to increase the target incentive amounts (as further described herein) under the annual incentive plan for each of the NEOs other than Mr. Gober and to maintain base salaries for the NEOs at their then current level.

The Compensation Committee also elected to engage a compensation consultant to assist it in determining whether NEO compensation remained appropriate and adequate. In April of 2010, our Compensation Committee engaged PM&P to assist in selecting a peer group of companies from which to conduct competitive pay, financial performance, pay-for-performance and pay mix analysis, to provide advice regarding compensation decisions for the NEOs based upon such analyses, to review the current NEO employment agreements and, in light of the expiration of such employment agreements during 2011, provide guidance regarding the renewal of such agreements and potential retention incentives for the NEOs, and to review Non-Employee Director compensation. PM&P does not currently and has not previously conducted any business directly with the Company and works only for the Compensation Committee.

In assessing overall compensation levels and practices, PM&P recommended, and our Compensation Committee concurred, that executive pay should be analyzed against the following peer group:

Affirmative Insurance Holdings, Inc.*

EMC Insurance Group, Inc.*

Erie Indemnity Company

ProAssurance Corporation

RLI Corp.

Safety Insurance Group, Inc.

Selective Insurance Group, Inc.

State Auto Financial Corporation

United Fire & Casualty Company

Zenith National Insurance Corp.

* Indicates a company that was not part of the peer group established in 2007.

21st Century Insurance Group; Alfa Corporation; Argonaut Group, Inc.; Bristol West Holdings, Inc.; The Commerce Group, Inc.; Ohio Casualty Corporation; Philadelphia Consolidated Holding Corp. and Safeco Corporation were members of the peer group established in 2007. Each of these companies was subsequently acquired or merged with another entity. As a result of this consolidation, executive compensation data were no longer available and/or appropriate to use for comparative purposes. PM&P initially proposed including Alleghany, Corp.; Harleysville Group, Inc. and Tower Group, Inc. as members of the peer group to obtain a larger statistical sample. However, the Compensation Committee concluded that these three companies had disparate business models or customer bases that made them unsuitable for inclusion in the peer group.

PM&P examined the executive compensation data furnished in the 2010 proxy statements of the Company’s peer group companies along with data compiled in compensation surveys. PM&P also examined the prior one- and three-year financial performance data, with a focus on profitability metrics in accordance with the Company’s strategy, furnished in the Form 10-K filings of the peer group companies along with financial data compiled from third-party information services. In presenting its findings and recommendations, PM&P furnished the Compensation Committee with:

•	analyses of the following:

•	the Company’s financial performance compared to its peer group, using various size, growth and profitability & return metrics,

•

the Company’s executive compensation (as measured by total direct compensation and total cash compensation and by the salary, annual incentive and long-term incentive components) compared to its peer group, and

•

the Company’s pay-for-performance by comparing the Company’s financial performance and executive compensation at targeted incentive levels (as opposed to actual compensation in order to eliminate distortion caused by superior financial performance) to executive compensation at targeted incentive levels of peer group companies and assessing whether the Company’s executive compensation is aligned with its stated compensation philosophy,

•	tally sheets detailing each NEO’s 2008, 2009 and estimated 2010 compensation, and

•	an evaluation of the alignment of the NEOs’ employment agreements with both current market practices and institutional investor expectations.

PM&P’s findings showed i) that the Company, as compared to the peer group median, is larger in terms of revenue and roughly equal in terms of market capitalization, and ii) that, in terms of performance, the Company has performed at or above the 75th percentile of the peer group over both one- and three-year periods, has delivered exceptional shareholder return and has performed at a high level for an extended period of time. As a result of its relatively larger size and outstanding performance, PM&P advised that it was appropriate for our Compensation Committee to target executive compensation levels at the midpoint between the 50th and 75th percentiles of the peer group.

PM&P noted that Mr. Gober has advocated an egalitarian, as opposed to hierarchical, approach for both performance and non-performance based equity awards to the NEOs. In accordance with Mr. Gober’s wishes, the Compensation Committee has limited grants of restricted stock and Performance Share Units to Mr. Gober to approximately 111% of the size of the grants made to the other NEOs. PM&P noted that this egalitarian approach is fairly unique as compared to the hierarchical approach employed at most other companies, including the peer group companies. PM&P further noted that this approach results in a narrower dispersion of compensation between the NEOs as compared to the named executive officers at the peer group companies. However, given the Company’s past financial results and Mr. Gober’s strong personal philosophy regarding this team-oriented, egalitarian approach, PM&P did not recommend any departure from this approach in making future equity awards.

PM&P’s findings indicated that total cash compensation for each of the Company’s NEOs was below the average of the 50th and 75th percentile and primarily the result of significantly below market salaries and of below market annual and long-term incentive compensation for Mr. Gober. PM&P’s findings also indicated that total direct compensation for Messrs. Gober and Simon was below the average of the 50th and 75th percentile and for Messrs. Godwin, Pitrone and Smith was within 1% to 3% of the average of the 50th and 75th percentile and primarily the result of the egalitarian approach to the awarding of Performance Share Units. PM&P’s findings also indicated that aggregate NEO compensation, as measured by each compensation component, by total cash compensation and by total direct compensation, was below the average of the 50th and 75th percentile.

PM&P’s review of the employment agreements indicated that the agreements were well structured and did not significantly depart from either market practices or institutional investor expectations. PM&P also noted the lack of change-in-control protections in the employment agreements is regarded as “shareholder friendly.” Finally, PM&P noted the Company provides few and relatively immaterial perquisites for its NEOs.

Based upon these findings, PM&P made the following recommendations to the Compensation Committee:

•	increase the salary of each of the NEOs to the average of the 50th and 75th percentile of the peer group,

•	make another grant of restricted stock in 2011 as a retention incentive,

•	with the exception of Mr. Gober’s annual incentive grant, maintain the current size of the annual and long-term incentive, i.e. Performance Share Plan, grants based upon targeted performance,

•	increase the size of Mr. Gober’s annual incentive grant for targeted performance to 100% of salary at the average of the 50th to 75th percentile of the peer group salaries,

•

consider whether to change the performance metrics and/or weighting of such metrics for the annual incentive plan to reflect the Company’s increasing focus on premium growth and its urban zone strategy and whether to include an overall financial outcome component as a performance metric for future grants of Performance Share Units, and

•	renew the employment agreements on substantially similar terms but with a duration of three years or less.

Based upon PM&P’s recommendations and in consultation with Mr. Gober, the Compensation Committee approved an increase in the salaries of Messrs. Godwin, Pitrone and Smith, effective January 1, 2011, to a level below the average of the 50th and 75th percentile of the peer group. During 2011, the Compensation Committee intends to make an award of 3-year, cliff vesting restricted stock to the NEOs to replace the award of restricted stock made in 2007, which vests on July 31, 2011. Additionally, the Compensation Committee intends to recommend that the Board approve entry into new employment agreements with the NEOs to replace the agreements expiring in 2011.

2010 Executive Compensation Components

Our Compensation Committee chose, as has been the practice in prior years, to compensate the NEOs through each of the compensation components summarized in the following table and described in greater detail below. The Compensation Committee based this decision upon i) its satisfaction with the historical performance results achieved under the philosophy and design of our existing compensation program, ii) existing contractual obligations to provide certain minimum levels of compensation to the NEOs, and iii) its compensation consultant, PM&P, not recommending against the use of any of those components or advocating the use of any alternative components.

Component	Purpose	Summary Description	Significant Changes since Last Year’s Proxy Statement
Salary	To provide a consistent base level of compensation commensurate with an NEO’s duties and responsibilities.	Consists of a fixed amount paid on a bi-weekly basis.	Effective January 1, 2011, the base salaries of Messrs. Godwin, Pitrone and Smith were increased to $270,000, $252,000 and $312,000, respectively.

Annual Performance Incentive Plans	To provide incentive compensation for achievement of short-term goals.

Consists of the Annual Executive Bonus Plan, a cash-based incentive plan designed to reward growth in written premiums, accident-year combined ratio performance and operating return on average invested capital, excluding excess capital.

In 2010, shareholders approved a new Annual Executive Bonus Plan that, while being substantially similar to the prior plan, establishes a limit on the maximum annual award that any participant can receive and expands the performance criteria upon which an award may be based.

For 2010, the bonus base for Messrs. Godwin, Pitrone, Simon and Smith was increased to $200,000, $200,000, $300,000 and $235,000, respectively, from $175,000, $175,000, $284,480 and $213,360, respectively, in 2009.

Component	Purpose	Summary Description	Significant Changes since Last Year’s Proxy Statement
Performance-Share Plan

To provide incentive compensation for performance measured over a three-year period and to align the NEOs’ interests with those of the shareholders by linking compensation to the Company’s stock price.

Consists of an equity-based plan to reward performance as measured by growth in net written premiums and statutory combined ratio with the opportunity for additional compensation for growth in the Company’s urban zones above a certain threshold.

In 2010, the shareholders approved amending the plan to establish a limit on the maximum number of shares that any participant could receive in a plan year and to expand the performance criteria upon which an award may be based.

Beginning in 2011, all NEO are receiving the same number of Performance Share Units for the 2011-2013 Performance Measurement Cycle.

Restricted Stock	To provide an incentive for each NEO to remain with the Company and to align the NEO’s interests with those of the shareholders by linking the value of such incentive to the Company’s stock price.	Consists of an outstanding restricted stock grant containing a four-year cliff vesting provision made to each NEO in 2007.	None.

Retirement and Deferred Compensation Plans	To provide vehicles for NEOs and other employees to receive replacement income upon termination of their employment with the Company.	Consists of the Company’s 401(k) Plan, a non-qualified supplemental retirement plan (“SERP”) and a deferred compensation plan (“DCP”).

Effective January 1, 2010, the Company began permitting participants to make contributions into their SERP accounts and began providing a matching contribution on such contributions in an amount equal to 100% of the first 4% of a participant’s deferral contribution and 50% of the next 2% of a participant’s deferral contribution.

Perquisites	To continue providing certain NEOs with certain benefits to which those NEOs had been entitled under the Company’s former parent.	Consists of an automobile allowance for Mr. Gober and automobile and homeowner’s insurance premiums for Messrs. Gober, Smith and Godwin.	None.

•	Salary

Minimum salaries for each of the NEOs are established pursuant to existing employment contracts. There were no changes to any NEO salaries in 2010.

•	Annual Performance Incentive Plans

The Annual Executive Bonus Plan was established and approved by our shareholders in 2010. Our Compensation Committee structured the Annual Executive Bonus Plan for 2010 based on the attainment of certain performance goals related to three performance measures: return on average invested capital (excluding excess capital), accident-year combined ratio and growth in gross written premiums. In establishing performance targets under both the Annual Executive Bonus Plan and the Performance Share Plan, our Compensation Committee considers the following factors: i) alignment of the targets with the Company’s annual budget and long-term strategic plan, which are reviewed and approved by the Board, ii) the Company’s cost of capital, iii) industry trends and the competitive environment, and iv) prevailing macroeconomic conditions.

Under the Annual Executive Bonus Plan for 2010, in which all NEOs participated, Mr. Gober had the opportunity to receive up to a maximum of 200% of his contractual annual base salary, with a target of 100% of his contractual annual base salary, and Messrs. Smith, Simon, Godwin and Pitrone had the opportunity to receive up to a maximum of $470,000, $600,000, $400,000 and $400,000, respectively, with targets of $235,000, $300,000, $200,000 and $200,000, respectively.

Weightings were assigned to each performance measure in the Annual Executive Bonus Plan for 2010, as follows:

•	A 25% weighting was assigned to Operating Return on Average Invested Capital (excluding Excess Capital).

•	Weightings of 37.5% each were assigned to Accident-Year Combined Ratio and Growth in Gross Written Premiums.

Each NEO was subject to the same performance targets for each of these three performance measures. The performance targets under the Annual Executive Bonus Plan for 2010 were as follows:

Operating Return on Average Invested Capital, excluding Excess Capital (25.0% weighting)

Target	Percentage Payout
10.0% or above	200%
8.5%	150%
7.0%	100%
6.0% or below	0%

Actual 2010 Operating Return on Average Invested Capital, excluding Excess Capital = 12.6% (equating to 200% of target or 50.0% of each NEO’s target bonus base)

“Operating Return on Average Invested Capital, excluding Excess Capital” means net earnings plus (1) after tax interest expense; less (2) realized gains/losses on investments; less (3) pro forma after tax investment income on average excess capital (calculated by multiplying the average quarterly excess capital balance by the current return on investments) as a percentage of invested capital, excluding Excess Capital. “Invested capital, excluding Excess Capital” is defined as debt plus equity less holding company cash and investments in excess of $25 million.

Accident-Year Combined Ratio (37.5% weighting)

Target	Percentage Payout
95.5% or below	200%
96.5%	150%
97.5%	100%
98.5% or above	0%

Actual 2010 Accident-Year Combined Ratio = 97.90% (equating to 60% of target or 22.5% of each NEO’s target bonus base)

“Accident-Year Combined Ratio” means the statutory combined ratio less favorable/unfavorable development on prior accident period loss and loss adjustment expense reserves plus GAAP agent balances and premium receivables charged off.

Growth in Gross Written Premiums (37.5% weighting)

Target	Percentage Payout
10.0% or above	200%
8.5%	150%
6.5%	100%
2.5% or below	0%

Actual 2010 Growth in Gross Written Premiums = 12.2% (equating to 200% of target or 75.0% of each NEO’s target bonus base)

Straight-line interpolation was used to determine the NEOs’ payouts for those performance results falling between the designated performance targets.

On February 28, 2011, the incentive compensation under the Annual Executive Bonus Plan for 2010 for each of Messrs. Gober, Godwin, Pitrone, Simon and Smith was determined by our Compensation Committee to be: $824,230, $295,000, $295,000, $442,500 and $346,625, respectively. Each NEO’s payout under the Annual Executive Bonus Plan for 2010 was at 147.5% of each NEO’s target amount.

•	Performance Share Plan

As noted above, our Compensation Committee believes a meaningful portion of an NEO’s overall compensation should be equity-based. In 2008, our Board and shareholders approved the 2008 Performance Share Plan. Our Board subsequently amended the 2008 Performance Share Plan to reduce the number of shares available for issuance to 500,000 from 1,000,000. In 2010, our Board and shareholders approved the Second and Amended 2008 Performance Share Plan.

Prior to the issuance of any awards under the Performance Share Plan, Mr. Gober expressed to our Compensation Committee his belief that a company functions best when senior management embraces a team oriented approach to making business decisions, as is the practice at Infinity, and as such, that the annual awards to each NEO should not vary considerably, if at all. However, our Compensation Committee ultimately concluded that the CEO’s award should be larger than the award to the other NEOs given the breadth of his responsibilities, but in keeping with Mr. Gober’s wishes, decided to limit Mr. Gober’s annual award to about 111% of the size of the annual awards to the other NEOs. At the conclusion of each three-year Performance Measurement Cycle, which begins on January 1st of year 1 and ends on December 31st of year 3, each Performance Share Unit will convert to between 0 to 3 shares of common stock depending on the performance results.

Results of the 2008 – 2010 Performance Measurement Cycle

On February 5, 2008, our Compensation Committee approved an award of 11,072 Performance Share Units to Mr. Gober and awards of 9,965 Performance Share Units to each of Messrs. Smith, Simon, Godwin and Pitrone for the 2008-2010 Performance Measurement Cycle. In determining the conversion ratio, actual performance was measured against the pre-established 2008-2010 Performance Component Targets, which consisted of i) a matrix with the performance results for the annual Growth in Net Written Premiums on one axis and the Statutory Combined Ratio, including Write Offs, Bad Faith Claims, on the other axis, which is used to establish an initial payout ratio of between 0% to 200%, and ii) the Compound Annual Growth Rate in Urban Zone Net Written Premiums performance, which allows for the initial payout ratio to be increased by up to 1.5 times, thus resulting in a potential payout of between 0% to 300%. The Performance Component Targets for the 2008-2010 Performance Measurement Cycle were as follows:

Performance Measure	Threshold	Target	Maximum
Statutory Combined Ratio, including Write Offs, Bad Faith Claims	98.0%	96.0%	93.0%
Growth in Net Written Premiums	<(5.0)%	5.0%	12.5%

The initial payout ratio was 0% at or below “Threshold” performance, 100% at “Target” performance, and 200% at “Maximum” performance, subject to enhancement as set forth below.

Actual Statutory Combined Ratio, including Write Offs, Bad Faith Claims = 93.68%

Actual Growth in Net Written Premiums = (2.27%)

Actual Initial Payout Ratio = 64.71%

Compound Annual Growth Rate in Urban Zone Net Written Premiums	Multiplier
<7.5%	1.00
7.5%-15.0%	1.25
>15.0%	1.50

Actual Compound Annual Growth Rate in Urban Zone Net Written Premiums = 0.17%

Actual Urban Zone Multiplier = 1.00

Actual Final Payout Ratio = 64.71%

“Statutory Combined Ratio” means the statutory combined ratio plus GAAP agents’ balances and premium receivables charged off.

“Growth in Net Written Premiums” means the growth in premiums written on all policies the Company has issued during the period, net of reinsurance.

“Compound Annual Growth Rate in Urban Zone Net Written Premiums” means the compound annual growth rate of premiums written on all policies the Company has issued in designated Urban Zones, net of reinsurance.

Straight-line interpolation was used to determine conversion ratio for performance results that fell between the points on the 2008-2010 Performance Compensation Matrix.

On February 28, 2011, our Compensation Committee determined that each Performance Share Unit awarded under the Performance Share Plan for the 2008-2010 Performance Measurement Cycle should convert to 0.6471 shares of common stock, resulting in a payout, to be distributed on April 15, 2011, of 7,165 shares to Mr. Gober and of 6,448 shares to each of Messrs. Godwin, Pitrone, Simon and Smith.

2010—2012 Performance Measurement Cycle

On February 22, 2010, our Compensation Committee approved an award of 9,682 Performance Share Units to Mr. Gober and awards of 8,714 Performance Share Units to each of Messrs. Godwin, Pitrone, Simon and Smith for the 2010-2012 Performance Measurement Cycle. In determining the number of Performance Share Units to award, the Compensation Committee divided the average of the intraday high and low price of the Company’s common stock for the last five trading days of calendar year 2009 into $400,000 (the same numerator used in 2008 and 2009) for Mr. Gober and $360,000 (the same numerator used in 2008 and 2009) for each of Messrs. Godwin, Pitrone, Simon and Smith to arrive at the Performance Share Unit award for each NEO.

In determining the conversion ratio, actual performance will be measured against the pre-established 2010-2012 Performance Component Targets, which consist of i) a matrix with the performance results for the annual Growth in Net Written Premiums on one axis and the Statutory Combined Ratio, including Write Offs, Bad Faith Claims, on the other axis, to establish an initial payout ratio of between 0% to 200%, and ii) the Compound Annual Growth Rate in Urban Zone Net Written Premiums performance, which allows for the initial payout ratio to be increased by up to 1.5 times, thus resulting in a potential payout of between 0% to 300%.

•	Restricted Stock

The Compensation Committee believes the restricted stock grants made in 2007 continue to provide an adequate retention incentive for the NEOs; therefore, no restricted stock grants were made to the NEOs during 2010. However, the Compensation Committee is likely to make a restricted stock grant in 2011 in connection with the vesting of the restricted stock granted in 2007.

•	Retirement and Deferred Compensation Plans

The Company matches employee contributions to the 401(k) plan in an amount equal to 100% of the first 4% of a participant’s deferral contribution and 50% of the next 2% of a participant’s deferral contribution. NEOs are eligible to receive matching benefits. The Internal Revenue Code of 1986 (the “IRC”) limits employer matching and discretionary contributions into qualified defined contribution plans, e.g. 401(k) plans, to the first $245,000 of an employee’s annual compensation. The Company maintains the SERP in which employees, including NEOs, earning in excess of the IRC annual compensation limit may participate. Effective January 1, 2010, the Company amended the SERP to permit a participant to make contributions into the SERP by deferring a portion of his or her compensation that exceeds the IRC annual compensation limit and to receive a Company matching contribution on such deferrals in an amount equal to 100% of the first 4% of a participant’s deferral contribution and 50% of the next 2% of a participant’s deferral contribution.

The Company also maintains the DCP into which any eligible participant, including the NEOs, may elect to defer from 5% to 80% of his or her base salary during any calendar year period and/or from 10% to 80% of any direct lump sum incentive payment. The Company does not have a defined benefit retirement plan for its employees, including its NEOs.

•	Perquisites

It is the Company’s philosophy to limit the type and amount of perquisites that it provides to its executives, including its NEOs. As disclosed in the Summary Compensation Tables, Mr. Gober received a personal automobile allowance, and Messrs. Gober, Godwin and Smith received automobile and homeowner’s insurance premium reimbursements.

Employment Contracts / Change-in-Control Arrangements

The Company has an employment agreement, as amended on May 18, 2009, with Mr. Gober that will expire on December 31, 2011. The Company has employment agreements, as amended on June 1, 2010, with Messrs. Godwin, Pitrone, Simon and Smith that will expire on July 31, 2011. The NEOs’ employment agreements contain a “double trigger” for payment of severance benefits upon a change-in-control (meaning that an executive is entitled to severance benefits only upon the occurrence of both a change-in-control and termination of employment, as defined in the agreements). Our Board believes that such an arrangement is more beneficial to the Company than employment agreements providing for severance benefits solely upon a change-in-control. The employment agreements provide for a base salary of at least $558,800, $237,806, $220,000, $406,400 and $304,800 for Messrs. Gober, Godwin, Pitrone, Simon and Smith, respectively, and an annual incentive opportunity for each NEO. Pursuant to the employment agreements, the annual incentive target must be equal to at least 100% of Mr. Gober’s annual salary, 60% of Messrs. Smith and Simon’s annual salary, and 50% of Messrs. Pitrone and Godwin’s annual salary.

Each NEO’s employment agreement provides for certain severance benefits in the event that the NEO’s employment with the Company is terminated. If Messrs. Gober, Godwin, Pitrone, Simon or Smith’s employment is terminated by the Company other than for cause, or is terminated by the executive for “good reason,” which includes, among other things, the assignment to the executive of any duties inconsistent with the executive’s status as an executive officer of the Company (including by reason of the Company becoming a subsidiary, or under the control, of a company not an affiliate of Infinity), the agreements provide that the executive will receive payment of:

•	two times the executive’s most recent salary in a lump sum payment;

•

a lump-sum payment of $558,000, $200,000, $200,000, $300,000 and $235,000 for Messrs. Gober, Godwin, Pitrone, Simon and Smith, respectively, pro-rated based on the actual number of days elapsed in the year in which the executive’s termination takes place, plus $1,116,000, $400,000, $400,000, $600,000 and $470,000 for Messrs. Gober, Godwin, Pitrone, Simon and Smith, respectively;

•

100% vesting of any stock options (all outstanding stock options for the executives have vested as of February 13, 2009) and an allowance that such options may be exercised within the earlier of three (3) years of the executive’s termination date or the expiration of such options;

•	100% vesting of restricted shares;

•	payment of the executive’s life insurance for 24 months after termination; and

•	payment of the executive’s medical and dental benefits for a period of 18 months after termination.

In the event of an NEO’s death or disability, the NEO (or the NEO’s estate) will receive a lump sum payment equal to $558,000, $200,000, $200,000, $300,000 and $235,000 for Messrs. Gober, Godwin, Pitrone, Simon and Smith, respectively, pro rated based upon the actual number of days elapsed in the year in which the NEO’s termination takes place. Mr. Gober is entitled to accelerated, pro rata vesting of restricted stock upon qualified retirement. Regardless of the manner in which an NEO’s employment is terminated, an NEO is entitled to receive amounts earned but unpaid during the NEO’s term of employment. These amounts include accrued but unpaid salary, payment of accrued but unused vacation time, and reimbursement of any incurred business expense prior to the date of termination. Additionally, an NEO will be entitled to receive all amounts, if any, accrued and vested under our 401(k) Plan, the DCP, and the SERP. All payments set forth in the employment agreement shall be paid in a manner that complies with Section 409A of the IRC.

Pursuant to the terms of each NEO’s employment agreement, each NEO agrees to the following restrictions during the term of the NEO’s employment and for a period of 12 months (24 months in the case of Mr. Gober) following the NEO’s termination of employment:

•	Non-Competition. The executive agrees not to compete against the Company.

•	Non-Diversion. The executive agrees not to divert customers or take advantage of business opportunities of which the executive becomes aware during his employment with the Company.

•	Non-Recruitment. The executive agrees not to solicit, induce or influence or attempt to solicit, induce or influence any employee of the Company to leave his or her employment.

•	Non-Disclosure. The executive agrees not to disclose confidential information of the Company.

•

Litigation Cooperation. The executive agrees to reasonably cooperate with the Company, at the Company’s expense, by making himself available to testify on behalf of the Company in any action, suit or proceeding and to provide information to the Company or its counsel in regards to such action, suit or proceeding.

•

Non-Disparagement. Both the Company and the executive agree not to make disparaging statements about each other; however, neither party is precluded from making truthful statements or disclosures as required by law, regulation or the legal process.

Additional Considerations

Executive Share Ownership Guidelines

To further align the interests of management with the Company’s long-term shareholders, the Board of Directors adopted stock ownership guidelines in July 2006, which were amended on February 26, 2008. The amended stock ownership guidelines stipulate that the CEO should own Company stock equal to three (3) times his or her salary and that each of the remaining NEOs should own Company stock equal to two (2) times his or her salary. Each executive subject to the stock ownership guidelines is required to retain 100% of the after-tax equity received by such executive through the vesting, on or after January 1, 2008, of any performance share or restricted stock grant, until such officer has satisfied his or her minimum stock ownership requirement. The determination of the share value and the executive’s base salary shall be based on the market value of the shares and the executive’s base salary on the preceding trading day ahead of any proposed sale or relinquishment of shares by the executive. In the event of economic hardship, our Compensation Committee may temporarily waive (or in the case of any NEO other than the CEO, our CEO may waive) compliance with the restriction on the sale of Company stock by an executive prior to such executive’s satisfaction of the minimum stock ownership requirements. No waivers from the stock ownership guidelines were requested or granted during 2010. Equity in vested but unexercised stock options shall be counted toward satisfying the stock ownership requirements.

Impact of Tax Regulations

Section 162(m)

Our Compensation Committee considers the potential impact of Section 162(m) of the IRC when considering compensation awards. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the Company’s other “covered employees,” as defined in Section 162(m), except for compensation that is performance-based under a plan that is approved by the shareholders and that meets certain other technical requirements. It is the policy of our Compensation Committee to periodically consider whether particular compensation and incentive payments to the Company’s executives will be deductible for federal income tax purposes. The Company believes that none of the executive compensation paid in 2010 exceeds the limits for deductibility under Section 162(m); however, no assurances can be made in this regard. Our Compensation Committee retains the ability to evaluate the performance of the Company’s executives and to compensate executives appropriately, even if it may result in the non-deductibility of certain compensation under applicable tax laws and regulations.

Section 409A

Section 409A of the IRC requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy certain legal requirements with respect to the timing of deferral elections, timing of payments and certain other matters. In general, it is the Company’s intention to design and administer its compensation and benefit plans and arrangements for all of its employees so that they are either exempt from, or satisfy the requirements of, Section 409A. The Company believes it is currently operating such plans and arrangements in compliance with Section 409A; however, no assurances can be made in this regard.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee is responsible for establishing the compensation for the NEOs and for administering Infinity’s equity-based compensation plans. Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K as well as the accompanying tables, and based on this review and discussion has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

Respectfully submitted,

Compensation Committee

Harold E. Layman (Chairman)

William Stancil Starnes

Gregory C. Thomas

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)		Stock Awards ($) (e) [1] [2]		Non-Equity Incentive Plan Compensation ($) (g)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)		All Other Compensation ($) (i)		Total ($) (j)[3]

James R. Gober	2010	$558,800	$0		$389,120	[4]	$824,230	[5]	$26,305	[6]	$44,150	[7] [8] [9] [10]	$1,842,605
Chief Executive Officer and President	2009	$558,800	$0		$317,918	[4]	$787,349	[5]	$57,581	[6]	$32,624	[7] [8] [9]	$1,754,272
	2008	$558,800	$0		$432,804	[4]	$605,879	[5]	$22,618	[6]	$25,170	[7] [8] [9]	$1,645,272

Roger Smith	2010	$304,800	$0		$350,216	[4]	$346,625	[5]	$5,161	[6]	$40,668	[7] [8] [9] [10]	$1,047,470
Executive Vice President and Chief Financial Officer	2009	$304,800	$0		$286,127	[4]	$300,624	[5]	$11,287	[6]	$28,057	[7] [8] [9]	$930,895
	2008	$304,800	$0		$389,532	[4]	$231,336	[5]	$4,611	[6]	$22,140	[7] [8] [9]	$952,418

Samuel J. Simon	2010	$406,400	$0		$350,216	[4]	$442,500	[5]	$2,948	[6]	$34,208	[8] [9] [10]	$1,236,271
Executive Vice President, General Counsel and Assistant Secretary	2009	$406,400	$0		$286,127	[4]	$400,832	[5]	$6,609	[6]	$17,084	[8] [9]	$1,117,052
	2008	$406,400	$0		$389,532	[4]	$308,447	[5]	$3,106	[6]	$13,140	[8] [9]	$1,120,625

Glen N. Godwin,	2010	$237,806	$0		$350,216	[4]	$295,000	[5]	$7,499	[6]	$23,983	[7] [8] [9] [10]	$914,504
Senior Vice President, Business Development	2009	$237,806	$0		$286,127	[4]	$246,575	[5]	$15,863	[6]	$22,843	[7] [8] [9]	$809,214
	2008	$237,806	$4,573	[11]	$389,532	[4]	$170,625	[12]	$5,890	[6]	$19,073	[7] [8] [9]	$827,498

Scott C. Pitrone,	2010	$220,000	$0		$350,216	[4]	$295,000	[5]	$934	[6]	$25,597	[8] [9] [10]	$891,747
Senior Vice President, Product Management	2009	$220,000	$0		$286,127	[4]	$246,575	[5]	$153	[6]	$18,163	[8] [9]	$771,018
	2008	$220,000	$4,231	[11]	$389,532	[4]	$90,563	[12]	$0		$13,140	[8] [9]	$717,466

[1]

For dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2010, December 31, 2009 and December 31, 2008, calculated in accordance with FASB ASC Topic 718 for awards under the Company’s Performance Share Plan and for assumptions used in the calculation of these amounts, please refer to Note 7 (Note 6 for the year ended December 31, 2008), Share-Based Compensation, to the Company’s audited financial statements for the fiscal years ended December 31, 2010, December 31, 2009 and December 31, 2008, included in the Company’s 2010, 2009 and 2008 Annual Reports on Form 10-K.

[2]

Represents the fair value on the date of grant for the awards of Performance Share Units under the Performance Share Plan made in 2010, 2009 and 2008, calculated in accordance with FASB ASC Topic 718. The fair value of the Performance Share Units is based upon the assumption that the probable performance outcome will be at the targeted performance level; however, the actual amount may be more (up to three times the award) or less (down to zero times the award) if actual performance is above or below, respectively, the targeted performance level.

[3]	Rows may not cross-foot due to rounding.
[4]

Grant date fair value for performance at the maximum achievement level equals $1,167,359 for Mr. Gober and $1,050,647 for Messrs. Smith, Simon, Godwin and Pitrone in 2010, $953,755 for Mr. Gober and $858,380 for Messrs. Smith, Simon, Godwin and Pitrone in 2009, and $1,298,413 for Mr. Gober and $1,168,596 for Messrs. Smith, Simon, Godwin and Pitrone in 2008.

[5]

Includes payments of $824,230, $346,625, $442,500, $295,000 and $295,000 to Messrs. Gober, Smith, Simon, Godwin and Pitrone, respectively, payable in the first quarter of 2011 under the Annual Executive Bonus Plan for 2010, of $787,349, $300,624, $400,832, $246,575 and $246,575 to Messrs. Gober, Smith, Simon, Godwin and Pitrone, respectively, payable in the first quarter of 2010 under the Annual Executive Bonus Plan for 2009, and of $605,879, $231,336 and $308,447 to Messrs. Gober, Smith and Simon, respectively, payable in the first quarter of 2009 under the Annual Executive Bonus Plan for 2008.

[6]	Represents above market rate of interest on participant’s deferred compensation balance.
[7]

Includes i) automobile allowances of $5,847, $8,033 and $7,042 for Mr. Gober in 2010, 2009 and 2008, respectively, and ii) automobile and homeowner’s insurance premiums of $2,580, $9,000 and $4,636 for Messrs. Gober, Smith and Godwin, respectively, in 2010 , of $4,896, $9,000 and $4,670 for Messrs. Gober, Smith and Godwin, respectively, in 2009, and of $4,404, $9,000 and $5,933 for Messrs. Gober, Smith and Godwin, respectively, in 2008.

[8]

Includes matching 401(k) contributions of $12,250 for Messrs. Gober, Smith, Simon and Pitrone and of $8,412 for Mr. Godwin, in 2010, of $12,250, $12,250, $10,277, $11,366 and $11,357 for Messrs. Gober, Smith, Simon, Godwin and Pitrone, respectively, in 2009, and of $6,900 for Messrs. Gober, Smith, Simon, Godwin and Pitrone in 2008.

[9]

Includes accrued but unpaid dividends on restricted stock in the amount of $8,686, $7,445 and $6,824 in 2010, 2009 and 2008, respectively, for Mr. Gober and of $7,941, $6,807 and $6,240 in 2010, 2009 and 2008, respectively, for Messrs. Smith, Simon, Godwin and Pitrone.

[10]	Includes SERP matching contributions of $14,788, $11,476, $14,016, $2,994 and $5,405 for Messrs. Gober, Smith, Simon, Godwin and Pitrone, respectively.
[11]	Represents a discretionary profit sharing bonus made by the Company.
[12]

Includes $155,313 and $24,063 of incentive compensation for Messrs. Godwin and Pitrone, respectively, for 2008 performance, of which $116,485 and $18,047, respectively, was paid in the first quarter of 2009 and the remainder of which was fully paid by the end of 2010, along with an additional $15,312 and $66,500 paid to Messrs. Godwin and Pitrone, respectively, due to the favorable development of the combined ratio for accident year 2008 during the 2009 and 2010 calendar years.

GRANTS OF PLAN-BASED AWARDS

Name (a)	Grant Date (b)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards ($) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
James R. Gober	02/22/2010	(1)	$0	$558,800	$1,117,600	—	—	—	—
	02/22/2010	(2)	—	—	—	0	9,682	29,046	$389,120	(3)
Roger Smith	02/22/2010	(1)	$0	$235,000	$470,000	—	—	—	—
	02/22/2010	(2)	—	—	—	0	8,714	26,142	$350,216	(3)
Samuel J. Simon	02/22/2010	(1)	$0	$300,000	$600,000	—	—	—	—
	02/22/2010	(2)	—	—	—	0	8,714	26,142	$350,216	(3)
Glen N. Godwin	02/22/2010	(1)	$0	$200,000	$400,000	—	—	—	—
	02/22/2010	(2)	—	—	—	0	8,714	26,142	$350,216	(3)
Scott C. Pitrone	02/22/2010	(1)	$0	$200,000	$400,000	—	—	—	—
	02/22/2010	(2)	—	—	—	0	8,714	26,142	$350,216	(3)

(1)

Our Compensation Committee approved the Annual Executive Bonus Plan for 2010 performance on February 22, 2010. The shareholders approved the Annual Executive Bonus Plan at the Annual Meeting of Shareholders on May 26, 2010.

(2)

Our Compensation Committee approved the Performance Component Targets for the 2010-2012 Performance Measurement Cycle (as such terms are defined in the Performance Share Plan) on February 22, 2010. The shareholders approved the Performance Share Plan at the Annual Meeting of Shareholders on May 26, 2010.

(3)	Represents the grant date fair value of the award, calculated in accordance with FASB ASC Topic 718, based upon the assumption that actual performance will be at the targeted performance level.

In keeping with his egalitarian-based approach towards executive compensation, Mr. Gober advised our Compensation Committee in 2008 that he would prefer that each NEO receive an identical or nearly identical annual award of Performance Share Units. As in prior years, our Compensation Committee elected to award Mr. Gober a slightly larger grant, approximately eleven percent (11%) larger, at its February 22, 2010 meeting. For further information regarding the Annual Executive Bonus Plan for 2010, the Performance Share Plan and the Performance Measurement Cycle for 2010-2012, please refer to the Compensation Discussion and Analysis section of this Proxy Statement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)		Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
James R. Gober	25,000	—	—	$33.58	(1)	02/13/2014	15,510	(3)	$958,518	9,682	(4)	$1,795,043	(6)
	76,500	—	—	$16.00	(2)	02/18/2013				8,560	(5)	$1,587,024	(6)
Roger Smith	0	—	—	—		—	14,181	(3)	$876,386	8,714	(4)	$1,615,576	(6)
										7,704(5)		$1,428,322	(6)
Samuel J. Simon	20,000	—	—	$33.58	(1)	02/13/2014	14,181	(3)	$876,386	8,714	(4)	$1,615,576	(6)
	36,540	—	—	$16.00	(2)	02/18/2013				7,704	(5)	$1,428,322	(6)
Glen N. Godwin	5,000	—	—	$33.58	(1)	02/13/2014	14,181	(3)	$876,386	8,714	(4)	$1,615,576	(6)
	6,268	—	—	$16.00	(2)	02/18/2013				7,704	(5)	$1,428,322	(6)
Scott C. Pitrone	5,000	—	—	$33.58	(1)	02/13/2014	14,181	(3)	$876,386	8,714	(4)	$1,615,576	(6)
	7,200	—	—	$16.00	(2)	02/18/2013				7,704	(5)	$1,428,322	(6)

(1)

The closing price of the Company’s stock on February 13, 2004, the date of grant, was $32.12. $33.58 reflects the closing price of the Company’s stock on February 12, 2004, the day before the date of grant.

(2)

The closing price of the Company’s stock on February 18, 2003, the date of grant, was $16.02. As set forth in the Company’s Form S-1/A filed on February 12, 2003, the Company’s former parent, American Financial Group, agreed, prior to the Company’s initial public offering of common stock, to grant these options at the price of its initial public offering of common stock, $16.00, upon the consummation of the common stock offering.

(3)	Represents restricted stock vesting on July 31, 2011.
(4)

Represents Performance Share Units awarded for the 2010-2012 Performance Measurement Cycle (as such terms are defined in the Performance Share Plan). Each Performance Share Unit will convert into 0 to 3 shares of common stock based upon actual performance vis-à-vis the pre-established Performance Component Targets (as defined in the Performance Share Plan) for the 2010-2012 Performance Measurement Cycle.

(5)

Represents Performance Share Units awarded for the 2009-2011 Performance Measurement Cycle (as such terms are defined in the Performance Share Plan). Each Performance Share Unit will convert into 0 to 3 shares of common stock based upon actual performance vis-à-vis the pre-established Performance Component Targets (as defined in the Performance Share Plan) for the 2009-2011 Performance Measurement Cycle.

(6)

Represents payout value at the maximum performance level with each Performance Share Unit converting into 3 shares of common stock. Since performance under both the 2010-2012 and 2009-2011 Performance Measurement Cycles exceeds the target performance level, the Company is required to disclose the payout value at the maximum performance level. Payout value at the target performance level (meaning a payout in which each Performance Share Unit converts to 1 share of common stock) is equal to 1/3 of each of the disclosed amounts, or $598,348 and $529,008 under the 2010-2012 and 2009-2011 Performance Measurement Cycles, respectively, for Mr. Gober and $538,525 and $476,107 under the 2010-2012 and 2009-2011 Performance Measurement Cycles, respectively, for Messrs. Smith, Simon, Godwin and Pitrone.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)		Value Realized On Vesting ($) (e)
James R. Gober	25,000	$751,750	7,165	(1)	$442,797
Roger Smith	20,000	$433,042	6,448	(1)	$398,486
Samuel J. Simon	—	—	6,448	(1)	$398,486
Glen N. Godwin	2,132	$95,940	6,448	(1)	$398,486
Scott C. Pitrone	—	—	6,448	(1)	$398,486

(1)

Represents the number of shares of common stock to be distributed on April 15, 2011 under the Performance Share Plan upon the conversion into 0.6471 shares of common stock for each Performance Share Unit awarded for the 2008-2010 Performance Measurement Cycle (as such terms are defined in the Performance Share Plan) and which vested as of December 31, 2010.

NONQUALIFIED DEFERRED COMPENSATION

Name (a)	Plan	Executive contributions in last FY ($) (b)	Registrant contributions in last FY ($) (c)	Aggregate earnings in last FY ($) (d)		Aggregate withdrawals / distributions ($) (e)	Aggregate balance at last FYE ($) (f)
James R. Gober	DCP	$617,194	$0	$165,635	(1)	$0	$3,150,070	(2)(3)

	SERP	$17,745	$14,788	$24,520		$0	$222,843	(3)(4)

Roger Smith	DCP	$135,907	$0	$32,711	(1)	$0	$625,123	(2)(3)

	SERP	$13,772	$11,476	$4,526		$0	$77,306	(3)(4)

Samuel J. Simon	DCP	$77,216	$0	$17,962	(1)	$0	$361,789	(2)(3)

	SERP	$16,819	$14,016	$10,596		$0	$107,447	(3)(4)

Glen N. Godwin	DCP	$183,102	$0	$47,389	(1)	$0	$900,349	(2)(3)

	SERP	$3,593	$2,994	$1,670		$0	$26,059	(3)(4)

Scott C. Pitrone	DCP	$139,128	$0	$7,545	(1)	$0	$174,170	(3)(4)

	SERP	$6,486	$5,405	$769		$0	$21,643	(3)(4)

(1)

Includes $26,305, $5,161, $2,948, $7,499 and $934 of above-market interest reported in Column (h), “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” in the above Summary Compensation Table for Messrs. Gober, Smith, Simon, Godwin and Pitrone, respectively, for fiscal year 2010.

(2)

Includes above-market interest previously reported in Column (h), “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” in the above Summary Compensation Table in the amount of $57,581, $11,287, $6,609, $15,863 and $153 for Messrs. Gober, Smith, Simon, Godwin and Pitrone, respectively, for fiscal year 2009, $22,618, $4,611, $3,106 and $5,890 for Messrs. Gober, Smith, Simon and Godwin, respectively, for fiscal year 2008, and in the amount of $2,199, $652, $582 and $215 for Messrs. Gober, Smith, Simon and Godwin, respectively, as previously reported in Column (h) “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the registrant’s Summary Compensation Tables for fiscal years preceding 2008.

(3)

The aggregate combined year-end balance as of December 31, 2009 for the DCP and SERP was erroneously reported in the 2010 Proxy Statement as $3,901,844, $795,211, $619,099, $906,236 and $50,231 for Messrs. Gober, Smith, Simon, Godwin and Pitrone, respectively. The correct aggregate year-end balance as of December 31, 2009 for the DCP was $2,367,241, $456,505, $266,610, $669,858 and $27,496 for Messrs. Gober, Smith, Simon, Godwin and Pitrone, respectively, and for the SERP was $165,798, $47,531, $66,015, $17,803 and $8,983 for Messrs. Gober, Smith, Simon, Godwin and Pitrone, respectively.

(4)

Includes SERP contributions in the amount of $54,196, $16,706, $26,041, $10,723 and $1,852, for Messrs. Gober, Smith, Simon, Godwin and Pitrone, respectively, previously reported in Column (i) “All Other Compensation” in the registrant’s Summary Compensation Tables for fiscal years preceding 2008.

The above table contains data relating to two separate plans. One of these plans is the DCP, effective as of February 19, 2003, as amended and restated effective January 1, 2005. Certain members of management, including Messrs. Gober, Smith, Simon, Godwin and Pitrone, are eligible to participate in the DCP. For calendar year 2010, the interest rate paid on balances in the DCP was 5.915%. A participant in the DCP may elect to defer from 5% to 80% of his or her base salary during any calendar year period and/or from 10% to 80% of any direct lump sum incentive payment other than a long-term incentive compensation payment. Additionally, a participant is not permitted to make a deferral election that would reduce a participant’s paid compensation below the amount necessary to satisfy applicable employment taxes (e.g. FICA/Medicare) on amounts deferred, benefit plan withholding requirements or income tax withholding for compensation that cannot be deferred. Upon making a deferral election, the participant must decide to either defer such compensation until the participant’s termination of employment with the Company or defer such compensation until the first day of a year selected by the participant (a “Fixed Date”). However, in the event that a participant is still an employee on the Fixed Date, then such distribution will not begin until after the participant’s termination of his or her employment with the Company. Distributions begin on January 15th or July 15th of a calendar year following the expiration of the participant’s employment or the Fixed Date. Pursuant to Section 409A of the IRC, the Company will generally need to wait a minimum of six (6) months following termination of employment before making a distribution to a participant. Participants may choose to receive such distributions in a lump sum payment or in annual installments, not to exceed ten (10) years. On or about November 15th of each year, the Company establishes the interest rate to be paid on deferred compensation balances for the upcoming year.

The other plan is the SERP, effective as of May 1, 2003, as amended and restated effective January 1, 2010. Certain members of management, including Messrs. Gober, Smith, Simon, Godwin and Pitrone, are eligible to participate in the SERP. The SERP is a nonqualified deferred compensation plan that is intended to enable eligible employees to make contributions (as of January 1, 2010) and to receive employer retirement contributions that are precluded by the provisions of the Company’s 401(k) retirement plan or by limitations on compensation which may be considered in making contributions to the Company’s 401(k) retirement plan. Effective January 1, 2010, the Company amended the SERP to permit participants to make contributions into the SERP and the Company to make matching contributions on such participants’ contributions on compensation that exceeds the statutory annual compensation limit of $245,000 for qualified defined contribution plans.

Under the SERP, a participant may defer from 1% to 25% of his or her eligible compensation into the SERP. A participant is not permitted to make a deferral election that would reduce a participant’s paid compensation below the amount necessary to satisfy applicable employment taxes (e.g. FICA/Medicare) on amounts deferred, benefit plan withholding requirements or income tax withholding for compensation that cannot be deferred. A deferral election under the SERP is applied only after any other deferral election made pursuant to another nonqualified deferred compensation plan is applied to a participant’s compensation. Each participant in the SERP directs his or her contributions into one or more of the investment options contained in the Company’s 401(k) retirement plan (excluding a stable value fund investment option, which is not available to SERP participants). Participant returns are dependent upon the performance of the investment options chosen by the participant. No participant may receive a distribution from the SERP prior to the participant’s death or the participant’s resignation, discharge or retirement from the Company. Upon a participant’s death, the balance in the participant’s account shall be distributed to the participant’s beneficiaries in a lump sum cash payment within 90 days of the participant’s death. Upon a participant’s resignation, discharge or retirement from the Company, the participant shall be entitled to a distribution of his or her SERP account balance in a lump sum or in ten or fewer equal annual installments that begin on the following January 15th or July 15th. A SERP participant must select the time and method of payment upon his or her enrollment in the SERP. Pursuant to Section 409A of the IRC, the Company will generally need to wait a minimum of six (6) months following termination of employment before making a distribution to a participant.

Employment Contracts / Change-in-Control Arrangements

The following table shows the compensation costs that would result, pursuant to the terms of each NEO’s employment agreement, from a termination of such NEO’s employment due to (i) Termination by the Company without Cause or by the NEO for “good reason,” as described in the Compensation Discussion and Analysis section, (ii) Voluntary Termination by the NEO without “good reason” or by the Company with Cause, and (iii) Death or Disability. Except as otherwise indicated in the footnotes below, the calculations used to prepare this table assume that the terminating event occurred on the last day of the Company’s most recently completed fiscal year and that the price per share of the Company’s common stock is the closing market price as of the date on which the stock was last actively traded in the most recently completed fiscal year. An NEO is entitled to receive amounts earned during his term of employment regardless of the manner in which the NEO’s employment is terminated. These amounts include accrued but unpaid salary, payment of accrued but unused vacation time, and reimbursement of any incurred business expense prior to the date of termination. Except for unused vacation time, these amounts are not shown in the tables. Additionally, an NEO will be entitled to receive all amounts accrued and vested under our 401(k) Plan, the DCP, and the SERP, in which the NEO participates. These amounts will be determined and paid in accordance with the applicable plans and are not included in the tables because they are not termination payments. In order to receive the enhanced payments due to Termination by the Company without Cause or by the NEO for “good reason,” the NEO must enter into a binding general waiver and release of claims with the Company. For additional information on the employment contracts of the NEOs, please refer to the Compensation Discussion and Analysis section of this Proxy Statement.

Name	Benefit	Termination by the Company without Cause or by the Officer for “Good Reason” ($)		Voluntary Termination by Officer without “Good Reason” or Termination by the Company with Cause ($)	Death or Disability ($)
James R. Gober	Salary	$1,117,600		$ 0	$0
	Additional Cash Payment	$1,676,400		$ 0	$558,800
	Accelerated Restricted Stock Vesting	$984,265	(1)	$ 0	$0
				$840,726 in the event of “qualified retirement”(2)
	Unused Vacation Time	$8,597		$8,597	$8,597
	Life Insurance	$78,390		$ 0	$0
	Medical Insurance	$10,548		$ 0	$0
	Dental Insurance	$557		$ 0	$0

Roger Smith	Salary	$609,600		$ 0	$0
	Additional Cash Payment	$705,000		$ 0	$235,000
	Accelerated Restricted Stock Vesting	$899,926	(3)	$ 0	$0
	Unused Vacation Time	$5,862		$ 5,862	$5,862
	Life Insurance	$30,475		$ 0	$0
	Medical Insurance	$16,483		$ 0	$0
	Dental Insurance	$899		$ 0	$0

Samuel J. Simon	Salary	$812,800		$ 0	$0
	Additional Cash Payment	$900,000		$ 0	$300,000
	Accelerated Restricted Stock Vesting	$899,926	(3)	$ 0	$0
	Unused Vacation Time	$0		$ 0	$0
	Life Insurance	$49,462		$ 0	$0
	Medical Insurance	$16,483		$ 0	$0
	Dental Insurance	$899		$ 0	$0

Name	Benefit	Termination by the Company without Cause or by the Officer for “Good Reason” ($)		Voluntary Termination by Officer without “Good Reason” or Termination by the Company with Cause ($)	Death or Disability ($)
Glen N. Godwin	Salary	$475,613		$ 0	$0
	Additional Cash Payment	$600,000		$ 0	$200,000
	Accelerated Restricted Stock Vesting	$899,926	(3)	$ 0	$0
	Unused Vacation Time	$4,573		$4,573	$4,573
	Life Insurance	$27,607		$ 0	$0
	Medical Insurance	$16,483		$ 0	$0
	Dental Insurance	$899		$ 0	$0

Scott C. Pitrone	Salary	$440,000		$ 0	$0
	Additional Cash Payment	$600,000		$ 0	$200,000
	Accelerated Restricted Stock Vesting	$899,926	(3)	$ 0	$0
	Unused Vacation Time	$4,231		$4,231	$4,231
	Life Insurance	$23,067		$ 0	$0
	Medical Insurance	$10,548		$ 0	$0
	Dental Insurance	$557		$ 0	$0

(1)

Includes $25,747 in accrued but unpaid dividends on restricted stock, with $8,686, $7,445 and $6,824 reported in Column (i), “All Other Compensation,” in the above Summary Compensation Table for years 2010, 2009 and 2008, respectively.

(2)

In the event of a qualified retirement, Mr. Gober would be entitled to receive, as of December 31, 2010, an accelerated pro rata vesting of the August 1, 2007 restricted stock grant of 15,510 shares, equating to 13,248 shares, along with unpaid accrued dividends of $21,992, with $7,419, $6,359 and $5,829 reported in Column (i), “All Other Compensation,” in the above Summary Compensation Table for years 2010, 2009 and 2008, respectively. In the event of termination by the Company with cause or by Mr. Gober without “good reason” other than for a qualified retirement, Mr. Gober would not be entitled to accelerated pro rata vesting of the aforementioned restricted stock grant.

(3)

Includes $23,540 in accrued but unpaid dividends on restricted stock, with $7,941, $6,807 and $6,240 reported in Column (i), “All Other Compensation,” in the above Summary Compensation Table for years 2010, 2009 and 2008, respectively.

The following table shows the compensation costs that would result, pursuant to the terms of the Performance Share Plan from a termination of each NEO’s employment due to “Special Events.” These costs are in addition to any costs that may be incurred pursuant to the terms of each NEO’s employment agreement. Under the terms of the Performance Share Plan, participants are entitled to pro-rated vesting upon the occurrence of a “Special Event,” provided that at least one year of the three year performance period has lapsed as of the date of the Special Event. Special Events are defined as death, “disability,” “retirement,” “involuntary termination without cause” and “change-in-control” (as such terms are defined in the Performance Share Plan). A participant shall have no right to receive payment or other benefits under the Performance Share Plan upon termination of employment other than upon the occurrence of a Special Event.

Name	Benefit	Termination due to a Special Event
James R. Gober	Performance Share Plan	$291,974
Roger Smith	Performance Share Plan	$262,776
Samuel J. Simon	Performance Share Plan	$262,776
Glen N. Godwin	Performance Share Plan	$262,776
Scott C. Pitrone	Performance Share Plan	$262,776

DIRECTOR COMPENSATION

The Company uses a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on its Board. In setting director compensation, consideration is given to the limited pool of individuals with the necessary skills to serve as a director of a publicly-traded company and the significant time commitment required of each director, particularly with respect to the enhanced time commitments of those individuals that serve on one or more Board committees, as Chairman of a Board committee and/or as Lead Director.

On September 15, 2010, PM&P presented a report containing its findings and recommendations regarding the average compensation paid to members of the peer group boards. For purposes of evaluating director compensation, the peer group also included Alleghany Corp., Tower Group and Harleysville Group in addition to the ten peer group companies set forth in the Compensation Discussion and Analysis section of this Proxy Statement. The Nominating and Corporate Governance Committee noted that PM&P found that the average compensation paid to members of Infinity’s Board was at the 33rd percentile of the peer group and about 5% below the peer group median. PM&P recommended increasing director compensation and two alternative methods for achieving such increase. The Nominating and Corporate Governance Committee considered PM&P recommendations but elected not to increase director compensation at that time. Pursuant to its Charter, the Nominating and Corporate Governance Committee intends to review director compensation again in 2011.

Cash Compensation Paid to Board Members

For the fiscal year ended December 31, 2010, each Non-Employee Director received an annual cash retainer of $30,000. The Chairmen of the Compensation, Investment and Nominating and Corporate Governance Committees each received an additional annual cash retainer of $5,000. The Chairman of the Audit Committee and the Lead Director each received an additional annual cash retainer of $15,000. Finally, each Non-Employee Director received a cash payment of $1,500 for each Board or committee meeting attended, whether in person or telephonically. Board members who are employees of the Company are not entitled to cash compensation for their service on the Board or for attending Board or committee meetings.

Equity Compensation Paid to Board Members

The equity portion of a Non-Employee Director’s annual retainer is $50,000. The Company has established the Non-Employee Directors’ Stock Ownership Plan (the “Directors’ Stock Plan”) for the purpose of better aligning the interests of its Non-Employee Directors with the interests of its shareholders by providing a portion of the Non-Employee Directors’ annual compensation in the form of restricted stock. Pursuant to the Directors’ Stock Plan, each Non-Employee Director is entitled to receive a grant of restricted stock on or about June 1st of each year, which becomes transferable 6 months after the date of grant. Under the Directors’ Stock Plan, each Non-Employee Director annually receives $50,000 in the form of a restricted stock grant, determined by dividing the average trading price (defined as the midpoint between the intraday high and low) of the Company’s common stock for the five trading days preceding the date of grant into $50,000. Any fractional result is rounded up to the nearest whole number.

In order to further align the Non-Employee Directors’ interests with the interest of the Company’s shareholders, the Directors’ Stock Plan contains guidelines specifying that each director, within three years of receiving his or her first restricted stock grant, should beneficially own Company stock in an amount equal to at least $100,000 or three times the then-current cash portion of the annual Board retainer, whichever is less (the “Share Ownership Target”). The Directors’ Stock Plan provides that no Non-Employee Director shall dispose of shares received as part of an annual restricted stock grant until that director reaches the Share Ownership Target. As of March 29, 2011, each Non-Employee Director beneficially owns Company stock in an amount exceeding the Share Ownership Target.

Infinity encourages its Non-Employee Directors to attend director education seminars that are designed to develop skills and strategies for effective service on the Board. As such, Infinity has a policy of reimbursing

Non-Employee Directors for the reasonable and direct costs, including transportation and lodging, of attending such educational seminars. These reimbursement costs are not included in the following Director Compensation table.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c) (1)	All Other Compensation ($) (g) (2)	Total ($) (h)
Teresa A. Canida	$48,000	$50,000	$307	$98,307
Jorge G. Castro	$54,500	$50,000	$307	$104,807
Harold E. Layman	$51,500	$50,000	$307	$101,807
Drayton Nabers, Jr.	$69,500	$50,000	$307	$119,807
William Stancil Starnes	$49,500	$50,000	$307	$99,807
Gregory C. Thomas	$64,500	$50,000	$307	$114,807
Samuel J. Weinhoff	$49,500	$50,000	$307	$99,807

(1)

Represents the fair value on the date of grant for the award of restricted stock, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 7, Share-Based Compensation, to the Company’s audited financial statements for the fiscal year ended December 31, 2010, included in the Company’s 2010 Annual Report on Form 10-K.

(2)	Includes dividends paid on restricted stock during the restriction period.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following are the only shareholders that we know to beneficially own 5% or more of our outstanding common stock as of December 31, 2010. As permitted under the rules of the Securities and Exchange Commission, information regarding the following shareholders and contained in the table below has been obtained from reports filed with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	1,730,001	(1)	13.8%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	1,352,964	(2)	10.81%

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	1,053,051	(3)	8.41%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	654,391	(4)	5.22%

NewSouth Capital Management, Inc. 1100 Ridgeway Loop Rd., Suite 444 Memphis, TN 38120	633,437	(5)	5.1%

(1)

According to the information contained in the Schedule 13G/A filed by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Stock Fund, Inc. (collectively, “Price Associates”) with the Securities and Exchange Commission on February 9, 2011: i) Price Associates has sole voting power as to 158,180 of these shares and sole dispositive power as to all of these shares, ii) for purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. This information is provided as of December 31, 2010.

(2)

According to the information contained in the Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) with the Securities and Exchange Commission on February 11, 2011: i) Dimensional has sole voting power as to 1,347,261 shares and sole dispositive power as to all of these shares, ii) such shares are owned by certain investment companies, commingled group trusts and separate accounts to which Dimensional furnishes investment advice or acts as investment manager, and iii) Dimensional disclaims beneficial ownership of all such shares. This information is provided as of December 31, 2010.

(3)

According to the information contained in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the Securities and Exchange Commission on February 4, 2011: i) BlackRock has sole voting and dispositive power as to all of these shares, ii) various persons have the right to receive or power to direct the receipt of dividends from, or the proceeds from the sale of the Company’s common stock, and iii) no one person’s interest in the Company’s common stock is more than 5% of the total outstanding shares of the Company’s common stock. This information is provided as of December 31, 2010.

(4)

According to the information contained in the Schedule 13G filed by The Vanguard Group, Inc. (“Vanguard”) with the Securities and Exchange Commission on February 10, 2011: Vanguard has sole voting power as to 18,696 of these shares and sole dispositive power as to 635,695 of these shares. This information is provided as of December 31, 2010.

(5)

According to the information contained in the Schedule 13G/A filed by NewSouth Capital Management, Inc. (“NewSouth”) with the Securities and Exchange Commission on February 9, 2011: i) NewSouth has sole voting power as to 568,662 of these shares and sole dispositive power as to all of these shares, and ii) NewSouth is an Investment Advisor and in such capacity acquired the securities on behalf of its clients. This information is provided as of December 31, 2010.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the beneficial ownership of common stock by each director and each named executive officer and by our directors and executive officers as a group, as of March 29, 2011. Additional information regarding the directors can be found under Proposal 1: Election of Directors

Name	Position	Common Stock Subject to Options Exercisable Within 60 Days or to Distribution under the Performance Share Plan Within 60 Days		Other Common Stock Beneficially Owned		Total Common Stock Beneficially Owned
						Amount	Percentage
James R. Gober	Chairman of the Board, Chief Executive Officer and President	70,415	(1)	84,720	(2)	155,135	1.25%
Roger Smith	Executive Vice President, Chief Financial Officer, Treasurer and Director	6,448	(3)	0	(4)	6,448	*
Samuel J. Simon	Executive Vice President, General Counsel, Assistant Secretary and Director	62,988	(3)	3,125	(4)	66,113	*
Glen N. Godwin	Senior Vice President, Business Development	17,716	(3)	1,193	(4)	18,909	*
Scott C. Pitrone	Senior Vice President, Product Management	18,648	(3)	1,010	(4)	19,658	*
Teresa A. Canida	Director	0		2,465		2,465	*
Jorge G. Castro	Director	2,500		7,182		9,682	*
Harold E. Layman	Director	5,000		7,536		12,536	*
Drayton Nabers, Jr.	Director	0		7,657		7,657	*
William Stancil Starnes	Director	0		4,714		4,714	*
Gregory C. Thomas	Director	0		8,808		8,808	*
Samuel J. Weinhoff	Director	2,500		8,681	(5)	11,181	*
All executive officers, directors and nominees as a group (12 persons)						323,306	2.61%

(1)	Includes 7,165 shares of common stock to be distributed on April 15, 2011 under the Performance Share Plan.
(2)	Does not include 15,510 shares of restricted stock over which the executive lacks voting or investment power.
(3)	Includes 6,448 shares of common stock to be distributed on April 15, 2011 under the Performance Share Plan.
(4)	Does not include 14,181 shares of restricted stock over which the executive lacks voting or investment power.
(5)	Includes 500 shares held in trust for his son.
*	Less than 1%

Glen N. Godwin, age 53, was appointed as Senior Vice President, Business Development in 2009. Mr. Godwin has served in various executive capacities with Infinity since 1987.

Scott C. Pitrone, age 48, was appointed as Senior Vice President, Product Management in 2009. Mr. Pitrone has served in various executive capacities with Infinity since 1993.

EQUITY COMPENSATION PLAN INFORMATION

The following table includes information on all of our equity compensation plans as of December 31, 2010.

Plan Category	Number of Securities to be Issued upon Exercise of Options		Weighted- Average Exercise Price of Outstanding Options	Number of Securities Awarded as Restricted Stock	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plan approved by security holders:
2002 Stock Option Plan	238,758		$22.52	—	238,758
2002 Restricted Stock Plan	—		—	206,609	293,391
2005 Non-Employee Directors’ Ownership Plan	—		—	37,302	162,698
Employee Stock Purchase Plan	—		—	—	957,498
Performance Share Plan	123,290	(1)	—	—	343,753
Equity Compensation Plans not approved by security holders:
None	—		—	—	—

(1)

Represents outstanding awards of Performance Share Units issued under the Performance Share Plan. Upon conversion, each Performance Share Unit will convert into between 0 to 3 shares of common stock. This figure, 123,290, represents the maximum number of shares of common stock that could be issued upon the conversion of the outstanding Performance Share Unit awards at December 31, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than ten percent (10%) of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission by a specified date. Regulations promulgated by the Securities and Exchange Commission require us to disclose in this Proxy Statement any reporting violations with respect to the 2010 fiscal year. Based solely upon a review of the applicable filings made with the Securities and Exchange Commission by the officers, directors and greater than 10% shareholders, all reports required by Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to the terms of its Charter, our Nominating and Corporate Governance Committee is charged with considering questions involving potential conflict of interests involving any director or member of senior management. Pursuant to the terms of our Code of Ethics, all directors and officers are also required to fully disclose any conflicts of interest to the Audit Committee Chairman. Finally, pursuant to the terms of its Charter, our Audit Committee is charged with reviewing and approving or disapproving all related-party transactions. To the extent that a transaction may constitute both a potential conflict of interest and a related-party transaction, then both the Audit Committee and Nominating and Corporate Governance Committee would review and approve or disapprove of such transaction.

SHAREHOLDER PROPOSALS FOR NEXT YEAR

Any shareholder who intends to submit a proposal for the 2012 Annual Meeting of Shareholders for inclusion in the Proxy Statement for that meeting may do so in accordance with Securities and Exchange Commission Rule 14a-8 and is advised that the proposal must be received by the Corporate Secretary, at the address listed on the cover page of this Proxy Statement, no later than December 21, 2011.

For those shareholder proposals that are not submitted in accordance with Rule 14a-8, the designated proxies may exercise their discretionary voting authority, without any discussion of the proposal in our proxy materials, with respect to any shareholder proposal that is received by the Corporate Secretary after March 4, 2012. If there is a change in these deadlines by more than 30 days, we will notify you of the change through our Form 10-Q filings.

INFINITY PROPERTY AND CASUALTY CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 25, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

INFINITY PROPERTY AND CASUALTY CORPORATION

The undersigned Shareholder(s) of INFINITY PROPERTY AND CASUALTY CORPORATION (the “Company”) hereby constitutes and appoints James R. Gober and Samuel J. Simon, and each of them, agents and proxies of the undersigned, each with full power of substitution and re-substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 25, 2011, and at any and all adjournments or postponements thereof, according to the number of shares of Common Stock of the Company which the undersigned may be entitled to vote, and with all the powers which the undersigned would possess if personally present, as indicated on the reverse side.

The proxies are directed to vote as specified on the reverse side. Except as specified to the contrary on the reverse side, the shares represented by this proxy will be voted “FOR” all nominees listed under Proposal 1, “FOR” Proposals 2 and 3, and “FOR the option of ‘one year’” under Proposal 4. If cumulative voting is invoked by a shareholder through proper notice to the Company, this proxy will give the proxy holders authority, in their discretion, to cumulate all votes to which the undersigned is entitled in respect of the shares represented by this proxy and allocate them in favor of any one or more of the nominees for director if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

The undersigned revokes any prior proxy at such meeting and ratifies all acts of said agents and proxies, or any of them, may lawfully do by virtue hereof. Receipt of Notice of Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

INFINITY PROPERTY AND CASUALTY CORPORATION

May 25, 2011

***IMPORTANT NOTICE***

Regarding Internet Availability of Proxy Materials

for the Annual Meeting to be held on May 25, 2011

You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

The Proxy Statement and 2010 Annual Report are available at http://ir.ipacc.com/phoenix.zhtml?c=136099&p=irol-reports

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

							FOR	AGAINST	ABSTAIN
Proposal 1. Election of ten directors.
NOMINEES:
☐	FOR ALL NOMINEES	☐ Teresa A. Canida ☐ Jorge G. Castro ☐ James R. Gober ☐ Harold E. Layman		Proposal 2.	Ratify the appointment of Ernst & Young LLP as Infinity’s independent registered public accounting firm.		☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Drayton Nabers, Jr. ☐ Samuel J. Simon ☐ Roger Smith		Proposal 3.	Approve, in an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.		☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)	☐ William Stancil Starnes ☐ Gregory C. Thomas ☐ Samuel J. Weinhoff
				Proposal 4.	Preferred frequency of future advisory votes on executive compensation.	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
						☐	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.